As filed with the Securities and Exchange Commission on March 14, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Toll Brothers, Inc.*
(Exact name of registrant as specified in its charter)

Delaware	23-2416878
(State or other jurisdiction of incorporation or organization of registrant)	(I.R.S. Employer Identification No.)
1140 Virginia Drive
Fort Washington, PA 19034
(215) 938-8000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Timothy J. Hoban
General Counsel
Toll Brothers, Inc.
1140 Virginia Drive
Fort Washington, PA 19034
(215) 938-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph D. Zavaglia, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
(212) 474-1724

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company,” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the
Securities Act.

*     The co-registrants listed on the following pages are also included in this Form S-3 Registration Statement as additional registrants.

The following direct and indirect subsidiaries of Toll Brothers, Inc. may issue the senior debt securities, subordinated debt securities and/or guarantee the senior debt securities and subordinated debt securities and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is 1140 Virginia Drive, Fort Washington, Pennsylvania 19034, 215 938-8000.

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
First Huntingdon Finance Corp.	Delaware	23-2485787
Toll Brothers Finance Corp.	Delaware	23-3097271
Toll Corp.	Delaware	23-2485860
The following direct and indirect subsidiaries of Toll Brothers, Inc. may guarantee the senior debt securities and subordinated debt securities and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is 1140 Virginia Drive, Fort Washington, Pennsylvania 19034, 215 938-8000.

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Dominion III Corp.	Delaware	82-2816173
ESE Consultants, Inc.	Delaware	23-2432981
First Brandywine Investment Corp. IV	Delaware	61-1443340
HQZ Acquisitions, Inc.	Michigan	38-3149633
PRD Investors, Inc.	Delaware	46-5522455
Shapell Homes, Inc.	Delaware	94-3490626
Shapell Industries, Inc.	Delaware	95-2578030
TB Proprietary Corp.	Delaware	23-2485790
The Silverman Building Companies, Inc.	Michigan	38-3075345
Toll Architecture I, P.A.	Delaware	20-4889260
Toll Architecture, Inc.	Delaware	20-3532291
Toll Bros. of Arizona, Inc.	Arizona	23-2906398
Toll Bros. of North Carolina, Inc.	North Carolina	23-2777389
Toll Bros. of North Carolina II, Inc.	North Carolina	23-2990315
Toll Bros., Inc.	Pennsylvania	23-2417123
Toll Brothers AZ Construction Company	Arizona	23-2832024
Toll Brothers Canada USA, Inc.	Delaware	61-1756936
Toll Brothers Real Estate, Inc.	Pennsylvania	23-2417116
Toll CA Holdings, Inc.	Delaware	45-4751630
Toll Golden Corp.	Delaware	56-2489904
Toll Holdings, Inc.	Delaware	23-2569047
Toll MI VII Corp.	Michigan	82-0747100
Toll Mid-Atlantic V Corp.	Delaware	83-0554961
Toll Mid-Atlantic LP Company, Inc.	Delaware	57-1195257
Toll NJX-I Corp.	Delaware	51-0413821
Toll Northeast Building Inc.	Delaware	93-2778414
Toll Northeast V Corp.	Delaware	83-2248031
Toll Northeast LP Company, Inc.	Delaware	57-1195250
Toll Northeast Services, Inc.	Delaware	20-3714378
Toll NV GP Corp.	Nevada	23-2928710
Toll Realty Holdings Corp. I	Delaware	23-2954512
Toll Realty Holdings Corp. II	Delaware	23-2954511
Toll Southeast LP Company, Inc.	Delaware	57-1195213
Toll Southeast Inc.	Delaware	83-4107991
Toll SW Holding I Corp.	Nevada	26-3753963
Toll VA GP Corp.	Delaware	23-2551790
Toll West Inc.	Delaware	83-3070946

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll WV GP Corp.	West Virginia	20-3337780
Upper K Investors, Inc.	Delaware	46-5531792
Ashford Land Company, L.P.	Delaware	20-8437831
Audubon Ridge, L.P.	Pennsylvania	23-2668976
Belmont Land, L.P.	Virginia	23-2810333
Binks Estates Limited Partnership	Florida	23-2796300
Broad Run Associates, L.P.	Pennsylvania	23-2979479
Byers Commercial LP	Pennsylvania	20-1606337
CC Estates Limited Partnership	Massachusetts	23-2748927
Coleman-Toll Limited Partnership	Nevada	23-2928708
Dominion Country Club, L.P.	Virginia	23-2984309
Estates at Princeton Junction, L.P.	New Jersey	23-2760779
Fairfax Investment, L.P.	Virginia	23-2982190
First Brandywine Partners, L.P.	Delaware	51-0385730
Hoboken Land LP	New Jersey	20-1466751
Hockessin Chase, L.P.	Delaware	23-2944970
Laurel Creek, L.P.	New Jersey	23-2796297
Loudoun Valley Associates, L.P.	Virginia	23-3025878
NC Country Club Estates Limited Partnership	North Carolina	23-2917299
Porter Ranch Development Co.	California	95-2952018
Sorrento at Dublin Ranch I LP	California	20-3337641
Sorrento at Dublin Ranch III LP	California	20-3337665
South Riding, L.P.	Virginia	23-2994369
Southport Landing Limited Partnership	Connecticut	23-2784609
Stone Mill Estates, L.P.	Pennsylvania	23-3013974
Swedesford Chase, L.P.	Pennsylvania	23-2939504
TBI/Palm Beach Limited Partnership	Florida	23-2891601
The Bird Estate Limited Partnership	Massachusetts	23-2883360
Toll at Brier Creek Limited Partnership	North Carolina	23-2954264
Toll at Westlake, L.P.	New Jersey	23-2963549
Toll at Whippoorwill, L.P.	New York	23-2888554
Toll Brooklyn L.P.	New York	20-1941153
Toll Brothers AZ Limited Partnership	Arizona	23-2815685
Toll CA, L.P.	California	23-2963547
Toll CA II, L.P.	California	23-2838417
Toll CA III, L.P.	California	23-3031827
Toll CA IV, L.P.	California	23-3029688
Toll CA V, L.P.	California	23-3091624
Toll CA VI, L.P.	California	23-3091657
Toll CA VII, L.P.	California	20-1972440
Toll CA VIII, L.P.	California	20-2328888
Toll CA IX, L.P.	California	20-3454571
Toll CA X, L.P.	California	20-3454613
Toll CA XI, L.P.	California	20-3532036
Toll CA XII, L.P.	California	20-3733386
Toll CA XIX, L.P.	California	20-5853968
Toll CA XX, L.P.	California	47-3678669
Toll CO, L.P.	Colorado	23-2978294
Toll CO II, L.P.	Colorado	46-1812136
Toll CO III, L.P.	Colorado	47-2088497
Toll CT Limited Partnership	Connecticut	23-2963551
Toll CT II Limited Partnership	Connecticut	23-3041974
2

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll CT III Limited Partnership	Connecticut	27-3790650
Toll CT IV Limited Partnership	Connecticut	45-4291419
Toll DE LP	Delaware	20-0660934
Toll DE II LP	Delaware	26-1358236
Toll Estero Limited Partnership	Florida	72-1539292
Toll FL Limited Partnership	Florida	23-3007073
Toll FL II Limited Partnership	Florida	73-1657686
Toll FL III Limited Partnership	Florida	20-0135814
Toll FL IV Limited Partnership	Florida	20-1158717
Toll FL V Limited Partnership	Florida	20-2862720
Toll FL VI Limited Partnership	Florida	20-3161585
Toll FL VII Limited Partnership	Florida	20-3482591
Toll FL VIII Limited Partnership	Florida	20-4232188
Toll FL X Limited Partnership	Florida	27-1476302
Toll FL XII Limited Partnership	Florida	46-5669537
Toll FL XIII Limited Partnership	Florida	47-2556249
Toll GA LP	Georgia	20-5854013
Toll Grove LP	New Jersey	20-0215496
Toll Hudson LP	New Jersey	20-0465460
Toll IL HWCC, L.P.	Illinois	75-2985312
Toll IL, L.P.	Illinois	23-2963552
Toll IL II, L.P.	Illinois	23-3041962
Toll IL III, L.P.	Illinois	03-0382404
Toll IL IV, L.P.	Illinois	20-3733446
Toll IL WSB, L.P.	Illinois	20-1000885
Toll Jacksonville Limited Partnership	Florida	20-0204373
Toll Land IV Limited Partnership	New Jersey	23-2737490
Toll Land V Limited Partnership	New York	23-2796637
Toll Land VI Limited Partnership	New York	23-2796640
Toll Land X Limited Partnership	Virginia	23-2774670
Toll Land XI Limited Partnership	New Jersey	23-2796302
Toll Land XV Limited Partnership	Virginia	23-2810342
Toll Land XVI Limited Partnership	New Jersey	23-2810344
Toll Land XVIII Limited Partnership	Connecticut	23-2833240
Toll Land XIX Limited Partnership	California	23-2833171
Toll Land XX Limited Partnership	California	23-2838991
Toll Land XXII Limited Partnership	California	23-2879949
Toll Land XXIII Limited Partnership	California	23-2879946
Toll Land XXV Limited Partnership	New Jersey	23-2867694
Toll MA Land Limited Partnership	Massachusetts	20-4889176
Toll MA Land III Limited Partnership	Massachusetts	81-4230212
Toll MD AF Limited Partnership	Maryland	23-2740412
Toll MD Limited Partnership	Maryland	23-2963546
Toll MD II Limited Partnership	Maryland	23-2978195
Toll MD III Limited Partnership	Maryland	23-3044366
Toll MD IV Limited Partnership	Maryland	71-0890813
Toll MD V Limited Partnership	Maryland	81-0610742
Toll MD VI Limited Partnership	Maryland	20-1756721
Toll MD VII Limited Partnership	Maryland	20-2101938
Toll MD VIII Limited Partnership	Maryland	20-3675884
Toll MD X Limited Partnership	Maryland	20-5469282
Toll MD XI Limited Partnership	Maryland	20-8406566
3

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll MI Limited Partnership	Michigan	23-2999200
Toll MI II Limited Partnership	Michigan	23-3015611
Toll MI III Limited Partnership	Michigan	23-3097778
Toll MI IV Limited Partnership	Michigan	20-1501161
Toll MI V Limited Partnership	Michigan	20-2489523
Toll MI VI Limited Partnership	Michigan	47-2837197
Toll MN, L.P.	Minnesota	20-0099987
Toll MN II, L.P.	Minnesota	20-4804528
Toll Naval Associates	Pennsylvania	23-2454576
Toll NC, L.P.	North Carolina	20-2087335
Toll NC II LP	North Carolina	20-5208447
Toll NC III LP	North Carolina	27-1931828
Toll NJ, L.P.	New Jersey	23-2963550
Toll NJ II, L.P.	New Jersey	23-2991953
Toll NJ III, L.P.	New Jersey	23-2993263
Toll NJ IV, L.P.	New Jersey	23-3038827
Toll NJ VI, L.P.	New Jersey	23-3098583
Toll NJ VII, L.P.	New Jersey	20-2635402
Toll NJ VIII, L.P.	New Jersey	20-3337736
Toll NJ XI, L.P.	New Jersey	20-5088496
Toll NJ XII LP	New Jersey	46-5647446
Toll NV Limited Partnership	Nevada	23-3010602
Toll NY L.P.	New York	20-3887115
Toll NY III L.P.	New York	26-3893230
Toll NY IV L.P.	New York	27-1500651
Toll NY V L.P.	New York	47-3281922
Toll Orlando Limited Partnership	Florida	20-2862679
Toll PA Development LP	Pennsylvania	47-3741797
Toll PA Management LP	Pennsylvania	47-3751893
Toll PA, L.P.	Pennsylvania	23-2879956
Toll PA II, L.P.	Pennsylvania	23-3063349
Toll PA III, L.P.	Pennsylvania	23-3097666
Toll PA IV, L.P.	Pennsylvania	23-3097672
Toll PA VI, L.P.	Pennsylvania	47-0858909
Toll PA VIII, L.P.	Pennsylvania	20-0969010
Toll PA IX, L.P.	Pennsylvania	20-0969053
Toll PA X, L.P.	Pennsylvania	20-2172994
Toll PA XI, L.P.	Pennsylvania	20-3733420
Toll PA XII, L.P.	Pennsylvania	20-1934037
Toll PA XIII, L.P.	Pennsylvania	20-4889135
Toll PA XIV, L.P.	Pennsylvania	26-1603357
Toll PA XV, L.P.	Pennsylvania	26-1415588
Toll PA XVI, L.P.	Pennsylvania	47-1237726
Toll PA XVII, L.P.	Pennsylvania	47-1248397
Toll PA XVIII, L.P.	Pennsylvania	47-1051800
Toll PA XIX, L.P.	Pennsylvania	47-2858350
Toll Realty Holdings LP	Delaware	23-2954509
Toll RI, L.P.	Rhode Island	23-3020191
Toll RI II, L.P.	Rhode Island	27-0043852
Toll SC, L.P.	South Carolina	23-3094632
Toll SC II, L.P.	South Carolina	82-0574725
Toll SC III, L.P.	South Carolina	20-4249465
4

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll SC IV, L.P.	South Carolina	26-2314893
Toll Stonebrae LP	California	20-3192668
Toll VA, L.P.	Virginia	23-2952674
Toll VA II, L.P.	Virginia	23-3001131
Toll VA III, L.P.	Virginia	23-3001132
Toll VA IV, L.P.	Virginia	75-2972033
Toll VA V, L.P.	Virginia	47-0887401
Toll VA VI, L.P.	Virginia	20-1972394
Toll VA VII, L.P.	Virginia	20-3675918
Toll VA VIII, L.P.	Virginia	47-1670570
Toll WV LP	West Virginia	20-4249451
Toll YL II, L.P.	California	80-0014182
Toll-Dublin, L.P.	California	23-3070669
89 Park Avenue LLC	New York	23-2796637**
126-142 Morgan Street Urban Renewal LLC	New Jersey	20-5088496**
1400 Hudson LLC	New Jersey	20-1466751**
1451 Hudson LLC	New Jersey	20-1466751**
1450 Washington LLC	New Jersey	20-1466751**
1500 Garden St. LLC	New Jersey	20-1466751**
352 Marin LLC	New Jersey	57-1195250**
700 Grove Street Urban Renewal LLC	New Jersey	20-0215496**
Arbor Hills Development LLC	Michigan	20-1501161**
Arbors Porter Ranch, LLC	California	95-2952018**
Belmont Country Club I LLC	Virginia	23-2810333**
Belmont Country Club II LLC	Virginia	23-2810333**
Block 255 LLC	New Jersey	20-1466751**
Block 268 LLC	New Jersey	20-1466751**
Brier Creek Country Club I LLC	North Carolina	23-2954264**
Brier Creek Country Club II LLC	North Carolina	23-2954264**
Byers Commercial LLC	Delaware	23-3063349**
Component Systems I LLC	Delaware	23-2417123**
Component Systems II LLC	Delaware	23-2417123**
CWG Construction Company LLC	New Jersey	20-1104737
Dominion Valley Country Club I LLC	Virginia	23-2984309**
Dominion Valley Country Club II LLC	Virginia	23-2984309**
Enclave at Long Valley I LLC	New Jersey	23-3038827**
Enclave at Long Valley II LLC	New Jersey	23-3038827**
Frenchman’s Reserve Realty, LLC	Florida	23-2417123**
Goshen Road Land Company LLC	Pennsylvania	57-1195257**
Hatboro Road Associates LLC	Pennsylvania	23-3097666**
Hoboken Cove LLC	New Jersey	20-1466751**
Hoboken Land I LLC	Delaware	20-1466751**
Jacksonville TBI Realty LLC	Florida	23-2417123**
Liseter Land Company LLC	Pennsylvania	57-1195257**
Liseter, LLC	Delaware	57-1195257**
LL Parcel E, LLC	New York	57-1195250**
Long Meadows TBI, LLC	Maryland	23-3044366**
Mizner Realty, L.L.C.	Florida	23-2417123**
Morgan Street JV LLC	Delaware	20-5088496**
Naples TBI Realty, LLC	Florida	23-2417123**
Orlando TBI Realty LLC	Florida	23-2417123**
Placentia Development Company, LLC	California	95-2578030**
5

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Plum Canyon Master LLC	Delaware	95-2578030**
PRD Investors, LLC	Delaware	95-2578030**
PT Maxwell Holdings, LLC	New Jersey	20-3153303
PT Maxwell, L.L.C.	New Jersey	20-3153303**
Rancho Costera LLC	Delaware	95-2578030**
Regency at Denville, LLC	New Jersey	23-2810344**
Regency at Dominion Valley LLC	Virginia	23-2984309**
Regency at Washington I LLC	New Jersey	23-3098583**
Regency at Washington II LLC	New Jersey	23-3098583**
Shapell Hold Properties No. 1, LLC	Delaware	95-2578030**
Shapell Land Company, LLC	Delaware	95-2578030**
SRLP II LLC	Virginia	23-2994639**
Tampa TBI Realty LLC	Florida	23-2417123**
TB Kent Partners LLC	Delaware	20-3887115**
TB Realty Idaho LLC	Idaho	23-2417116**
TB Realty Utah LLC	Utah	23-2417116**
The Regency Golf Club I LLC	Virginia	23-2984309**
The Regency Golf Club II LLC	Virginia	23-2984309**
Toll Aster CA LLC	California	47-2583132**
Toll Austin TX LLC	Texas	47-2582910**
Toll Austin TX II LLC	Texas	47-2582910**
Toll Austin TX III LLC	Texas	47-2582910**
Toll BBC LLC	Texas	47-2582910**
Toll BBC II LLC	Texas	47-2582910**
Toll CA I LLC	California	23-2838417**
Toll CA III LLC	California	95-2578030**
Toll CA Note II LLC	California	23-2838417**
Toll CO I LLC	Colorado	23-2978294**
Toll Corners LLC	Delaware	23-2963551**
Toll Dallas TX LLC	Texas	47-2582910**
Toll EB, LLC	Delaware	23-2810344**
Toll Equipment, L.L.C.	Delaware	23-2417123**
Toll FL I, LLC	Florida	23-3007073**
Toll FL IV LLC	Florida	20-2862720**
Toll FL V LLC	Florida	27-3790713**
Toll Glastonbury LLC	Connecticut	23-3041974**
Toll Hamilton LLC	New Jersey	57-1195250**
Toll Henderson LLC	Nevada	47-2582910**
Toll Hoboken LLC	Delaware	20-0465460**
Toll Houston Land LLC	Texas	47-2582910**
Toll Houston TX LLC	Texas	47-2582910**
Toll ID I LLC	Idaho	47-2582910**
Toll IN LLC	Indiana	23-2417123**
Toll Jupiter LLC	Florida	23-2569047**
Toll Land VII LLC	New York	57-1195250**
Toll Lexington LLC	New York	27-3767977
Toll MA Development LLC	Massachusetts	57-1195250**
Toll MA Holdings LLC	Delaware	57-1195250**
Toll MA Land II GP LLC	Delaware	57-1195250**
Toll MA Management LLC	Massachusetts	57-1195250**
Toll MA I LLC	Massachusetts	23-2748927**
Toll MA II LLC	Massachusetts	23-2748927**
6

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll MA III LLC	Massachusetts	23-2748927**
Toll MA IV LLC	Massachusetts	23-2748927**
Toll Matawan LLC	New Jersey	57-1195250
Toll MD I, L.L.C.	Maryland	57-1195257**
Toll MD II LLC	Maryland	23-2740412**
Toll MD III LLC	Maryland	20-2101938**
Toll MD IV LLC	Maryland	20-2101938**
Toll Mid-Atlantic II LLC	Delaware	57-1195257**
Toll Midwest LLC	Delaware	57-1195250**
Toll Morgan Street LLC	Delaware	20-5088496**
Toll NC I LLC	North Carolina	23-2917299**
Toll NC IV LLC	North Carolina	20-5208447**
Toll NC Note LLC	North Carolina	23-2917299**
Toll NC Note II LLC	North Carolina	23-2917299**
Toll NJ I, L.L.C.	New Jersey	57-1195250**
Toll NJ II, L.L.C.	New Jersey	57-1195250**
Toll NJ III, LLC	New Jersey	23-2417123**
Toll NJ IV LLC	New Jersey	57-1195250**
Toll Northeast II LLC	Delaware	57-1195250**
Toll Northeast VIII LLC	Delaware	82-2816173**
Toll NY II LLC	New York	57-1195250**
Toll North LV LLC	Nevada	47-2582910**
Toll North Reno LLC	Nevada	47-2582910**
Toll NV GP I LLC	Nevada	23-2928710**
Toll NV Holdings LLC	Nevada	47-2582910**
Toll PA Twin Lakes LLC	Pennsylvania	57-1195257**
Toll Prasada LLC	Arizona	47-2582910**
Toll San Antonio TX LLC	Texas	47-2582910**
Toll South LV LLC	Nevada	47-2582910**
Toll South Reno LLC	Nevada	47-2582910**
Toll Southeast II LLC	Delaware	57-1195213**
Toll Southwest LLC	Delaware	47-2582910
Toll Southwest II LLC	Delaware	47-2582910**
Toll Sparks LLC	Nevada	47-2582910**
Toll SW Holding LLC	Nevada	26-3754027
Toll TX Note LLC	Texas	47-2582910**
Toll VA III, L.L.C.	Virginia	23-2417123**
Toll Van Wyck, LLC	New York	23-2796637**
Toll Vanderbilt II LLC	Rhode Island	23-2569047**
Toll-Dublin, LLC	California	23-3070669**
Toll West Coast LLC	Delaware	47-2583132
Toll West Coast II LLC	Delaware	47-2583132**
Upper K Investors, LLC	Delaware	95-2578030**
Upper K-Shapell, LLC	Delaware	95-3017628
Vanderbilt Capital, LLC	Rhode Island	56-2421664
**    Uses Employer Identification Number used by its sole member.

7

PROSPECTUS
TOLL BROTHERS, INC.
Common Stock
Preferred Stock
Warrants
Guarantees of Debt Securities
TOLL CORP.
FIRST HUNTINGDON FINANCE CORP.
TOLL BROTHERS FINANCE CORP.
Senior Debt Securities, Subordinated Debt Securities, Guarantees of Debt Securities
Toll Brothers, Inc. may offer and sell any combination of the following securities from time to time:
•common stock;
•preferred stock;
•warrants to purchase common stock or preferred stock issued by Toll Brothers, Inc. or debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp.; and
•guarantees of debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp.
Toll Corp., First Huntingdon Finance Corp. and Toll Brothers Finance Corp. may offer senior debt securities and subordinated debt securities, from time to time, in one or more offerings. If indicated in the relevant prospectus supplement, the debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. may, in addition to the guarantee of Toll Brothers, Inc., be fully and unconditionally guaranteed by a number of our directly or indirectly wholly-owned subsidiaries. Toll Corp., First Huntingdon Finance Corp. and Toll Brothers Finance Corp. are indirect, wholly-owned subsidiaries of Toll Brothers, Inc.
We may offer these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, including the information we have incorporated by reference herein, together with the additional information described under the heading “Where You Can Find More Information,” carefully before you invest.
Toll Brothers, Inc. common stock is listed on the New York Stock Exchange under the Symbol “TOL.” As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange.
We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 30 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. If agents, underwriters or dealers are used to sell these securities, a prospectus supplement will name them and describe their compensation. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.
Investing in our securities involves risk. See “Risk Factors” beginning on page 4 of this prospectus and “Item 1A–Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, which is incorporated by reference herein, as well as any other subsequently filed annual, quarterly or other reports that update our risk factors.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 14, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities that are registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement, including the information we have incorporated by reference, together with the additional information described under the heading “Where You Can Find More Information.” before you invest.
We are only responsible for the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement or included elsewhere in the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date of the document containing such information.
Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Toll Brothers,” “the Company,” “we,” “us,” “our” or similar references mean Toll Brothers, Inc. and its subsidiaries, including Toll Corp., First Huntingdon Finance Corp. and Toll Brothers Finance Corp., unless the context otherwise requires.
OUR COMPANY
Toll Brothers, Inc., a Delaware corporation formed in May 1986, began doing business through predecessor entities in 1967.
We design, build, market, sell, and arrange financing for an array of luxury residential single-family detached home, attached home, master-planned, and urban low-, mid-, and high-rise communities. This is done principally on land we develop and improve, as we continue to pursue our strategy of broadening our product lines, price points and geographic footprint. We cater to luxury first-time, move-up, empty-nester, active-adult and second-home buyers in the United States, as well as urban and suburban renters under the brand names Toll Brothers Apartment Living and Toll Brothers Campus Living. We also design, build, market, and sell high-density and high-rise urban luxury condominiums with third-party joint venture partners through Toll Brothers City Living® (“City Living”). At January 31, 2024, we were operating in 24 states and in the District of Columbia.
We operate our own architectural, engineering, mortgage, title, land development, insurance, smart home technology and landscaping subsidiaries. We also develop master-planned and golf course communities as well as operate, in certain regions, our own lumber distribution, house component assembly and manufacturing operations.
We are developing several land parcels for master planned communities in which we intend to build homes on a portion of the lots and sell the remaining lots to other builders. One of these master planned communities is being developed 100% by us, and the remaining communities are being developed through joint ventures with other builders or financial partners.
In addition to our residential for-sale business, we also develop and operate urban and suburban for-rent apartment communities primarily through joint ventures. These projects are located in various metropolitan areas throughout the country and are generally being operated or developed (or we expect will be developed) with partners under the brand names Toll Brothers Apartment Living and Toll Brothers Campus Living.
Our executive offices are located at 1140 Virginia Drive, Fort Washington, Pennsylvania 19034. Our telephone number is (215) 938-8000.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the “Securities Act”). This prospectus does not contain all of the information set forth in the registration statement. For further information about us, you should refer to the registration statement. The information included or incorporated by reference in this prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the information included or incorporated by reference in this prospectus may not contain all of the information that you may find important, you should review the full text of the documents to which we refer you. We have filed these documents as exhibits to our registration statement.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet website at http://www.sec.gov. We also make available free of charge on our website, at http://www.tollbrothers.com, all materials that we file electronically with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we are permitted to disclose important information to you by referring you to other documents we have filed with the SEC. You should consider any statement contained in this prospectus or in a document which is incorporated by reference into this prospectus to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus or is incorporated by reference into this prospectus. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.
We incorporate by reference in this prospectus all the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (excluding, in each case, any portion of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act):
•Annual Report on Form 10-K of Toll Brothers, Inc. for the fiscal year ended October 31, 2023, filed with the SEC on December 21, 2023;
•portions of the Definitive Proxy Statement of Toll Brothers, Inc. on Schedule 14A filed with the SEC on January 31, 2024 that are incorporated by reference into Part III of the Annual Report of Toll Brothers, Inc. for the fiscal year ended October 31, 2023;
•Quarterly Report on Form 10-Q of Toll Brothers, Inc. for the fiscal quarter ended January 31, 2024, filed with the SEC on March 1, 2024;
•the Current Report on Form 8-K of Toll Brothers, Inc., filed with the SEC on March 12, 2024; and
•the description of the common stock of Toll Brothers, Inc. contained in its Registration Statement on Form 8-A of Toll Brothers, Inc., filed with the SEC on June 19, 1986, as updated by Exhibit 4.44 to the Annual report of Toll Brothers, Inc., for the fiscal year ended October 31, 2021, and any amendment or report filed to update the description.
We will deliver, without charge, to anyone receiving this prospectus, upon written or oral request, a copy of any document incorporated by reference in this prospectus but not delivered with this prospectus, but the exhibits to those documents will not be delivered unless they have been specifically incorporated by reference. Requests for these documents should be made to: Director of Investor Relations, Toll Brothers, Inc., 1140 Virginia Drive, Fort Washington, PA 19034 (215) 938-8000. We will also make available to the holders of the securities offered by this prospectus annual reports which will include audited financial statements of Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Corp., First Huntingdon Finance Corp., and Toll Brothers Finance Corp. We do not expect that Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. will be required to make filings with the Commission under Section 15(d) of the Exchange Act.
RISK FACTORS
Our business is subject to certain uncertainties and risks. You should consider carefully and evaluate all of the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement to this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and any other subsequently filed annual, quarterly or other reports, before purchasing any securities offered in connection with this prospectus. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information related to: market conditions; mortgage rates; inflation rates; demand for our homes; our built-to-order and quick-move-in homes strategy; sales paces and prices; effects of home buyer cancellations; our strategic priorities; growth and expansion; our land acquisition, land development and capital allocation priorities; anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; availability of labor and materials; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; the outcome of legal proceedings, investigations, and claims; and the impact of public health and other emergencies.
Any or all of the forward-looking statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus are not guarantees of future performance and may turn out to be inaccurate. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Therefore, we caution you not to place undue reliance on our forward-looking statements. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, interest and mortgage rates, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, and home components;
•the impact of labor shortages, including on our subcontractors, supply chain and municipalities;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, unavailability of insurance, and shortages and price increases in labor or materials associated with such natural disasters;
•risks arising from acts of war, terrorism or outbreaks of contagious diseases, such as COVID-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environmental and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel;

•changes in accounting principles; and
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack;
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2023 and in subsequent filings we make with the SEC.

From time to time, forward-looking statements also are included in other reports on Forms 10-Q and 8-K; in press releases; in presentations; on our website; and in other materials released to the public. Many factors mentioned above or in other reports or public statements made by us will be important in determining our future performance.
For a further discussion of factors that we believe could cause our actual results to differ materially from expected and historical results, see “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended October 31, 2023. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
Except as may otherwise be described in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, the acquisition of land and residential development properties, the repayment of outstanding indebtedness, working capital, capital expenditures, and investments in subsidiaries and joint ventures.
DESCRIPTION OF CAPITAL STOCK
As of January 31, 2024, our authorized capital stock consisted of 400,000,000 shares of common stock, $.01 par value per share, and 15,000,000 shares of preferred stock, $.01 par value per share. As of February 28, 2024, we had 104,170,000 shares of common stock outstanding.
Common Stock
Subject to the rights and preferences of any holders of our preferred stock, of which there were none as of January 31, 2024, the holders of our common stock are entitled to one vote per share on all matters that require a vote of the common stockholders. In addition, the holders of our common stock are entitled to receive such dividends as legally may be declared by the Board of Directors and to receive pro rata our net assets available for distribution to such holders upon liquidation. There are no cumulative voting, preemptive, conversion or redemption rights applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.
On March 17, 2010, the Board of Directors of the Company adopted a Certificate of Amendment to the Second Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”). The Certificate of Amendment includes an amendment approved by the Company’s stockholders at the 2010 Annual Meeting which restricts certain transfers of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating and unrealized tax losses. The Certificate of Amendment’s transfer restrictions generally restrict any direct or indirect transfer of the Company’s common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Certificate of Amendment) from less than 4.95% to 4.95% or more of the Company’s common stock, or increase the ownership percentage of a Person owning or deemed to own 4.95% or more of the Company’s common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee.
Except as otherwise specifically provided by law or as set forth in “Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws and Delaware Law—Board of Directors and Restrictions On Removal” below, all matters coming before a meeting of stockholders are determined by a majority of the votes cast affirmatively or negatively.
Our common stock is traded on the NYSE under the symbol “TOL.”
The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock
General. We may issue, from time to time, shares of one or more series of preferred stock. Summarized below are the general terms and provisions that will apply to any preferred stock that may be offered, except as otherwise described by the prospectus supplement. When we offer to sell a particular series of preferred stock, a prospectus supplement will update our description of our preferred stock, as applicable, to reflect the issuance of any then issued and outstanding series and describe the specific terms of the series of preferred stock being offered. If any of the general terms and provisions described in this prospectus apply to the particular series of preferred stock, the prospectus supplement will so indicate and will describe any alternative provisions that are applicable. Each series of preferred stock will be issued under a certificate of designations relating to that series, and will also be subject to our Second Restated Certificate of Incorporation, as may be amended from time to time (“Certificate of Incorporation”).
The following summary of various provisions of the preferred stock is not complete. You should read our Certificate of Incorporation and each certificate of designations relating to a specific series of preferred stock for additional information. Each certificate of designations relating to a specific series of preferred stock will be filed as an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part at the time of issuance of the particular series of preferred stock.
The Board of Directors is authorized to issue shares of preferred stock, in one or more series, and to fix for each series voting powers and the preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions, that are permitted by the Delaware General Corporation Law. The Board of Directors is authorized to determine the following terms for each series of preferred stock, which will be described in the prospectus supplement:
•the number of shares and their designation and title;
•the dividend rate or the method of calculating the dividend rate, if applicable;
•the priority as to payment of dividends;
•the dividend periods or the method of calculating the dividend periods, if applicable;
•the voting rights, if any;
•the liquidation preference and the priority as to payment of the liquidation preference upon our liquidation or winding-up;
•whether and on what terms the shares will be subject to redemption or repurchase at our option;
•whether and on what terms the shares will be convertible into or exchangeable for other debt or equity securities;
•whether the shares will be listed on a securities exchange; and
•the other rights and privileges and any qualifications, limitations or restrictions relating to the shares.
Dividends. Holders of a series of preferred stock will be entitled to the dividend rights, if any, described in the prospectus supplement relating to the offering of that series. The prospectus supplement will identify, as applicable, the dividend rates and the record and payment dates, as well as any other terms of any dividend rights applicable to the series.
Unless otherwise described in the prospectus supplement, each series of preferred stock to which dividend rights apply will rank junior with respect to dividends to any series of preferred stock that may be issued in the future that is expressly senior with respect to dividends to the earlier series of the preferred stock. If at any time we fail to pay accrued dividends on any senior series of preferred stock at the time dividends are payable on a junior series of preferred stock, we may not pay any dividend on the junior series of preferred stock or redeem or otherwise repurchase shares of the junior series of preferred stock until the accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by us.
Convertibility. No series of preferred stock will be convertible or exchangeable for other securities or property, except, in the case of any series, to the extent conversion or exchange rights of that series are otherwise stated in the prospectus supplement.
Redemption and Sinking Fund. We will not have the right or obligation to redeem or pay into a sinking fund for the benefit of any series of preferred stock, except, in the case of any series, to the extent such rights or obligations are otherwise stated in the prospectus supplement.

Liquidation Rights. Unless otherwise stated in the prospectus supplement, in the event of our liquidation, dissolution or winding-up, holders of each series of preferred stock will be entitled to receive the per share liquidation preference specified in the prospectus supplement for that particular series of preferred stock, plus any accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred stock and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions. These payments will be made out of our assets available for distribution to stockholders before any distribution is made to holders of common stock or any other shares of our preferred stock ranking junior to the series of preferred stock as to rights upon liquidation, dissolution or winding-up.
In the event that there are insufficient funds to pay in full the amounts payable to all equally-ranked classes of our preferred stock, we will allocate the remaining assets equally among all series of equally-ranked preferred stock in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in the prospectus supplement for a series of preferred stock, after we pay the full amount of the liquidation distribution to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets. Our consolidation or merger with another corporation or sale of securities will not be considered a liquidation, dissolution or winding-up for these purposes.
Voting Rights. Holders of a series of preferred stock will not have any voting rights other than any such rights that are described in the prospectus supplement relating to the offering of that series and any such rights as are otherwise from time to time required by law.
Miscellaneous. When the preferred stock is issued, it will be fully paid and non-assessable. Holders of preferred stock will have no preemptive rights. If we redeem or otherwise reacquire any shares of preferred stock, we will restore the shares to the status of authorized and unissued shares of preferred stock. These shares will not be a part of any particular series of preferred stock and we may reissue the shares. There are no restrictions on repurchase or redemption of the preferred stock on account of any arrearage on sinking fund installments, except as may be described in the prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures or other agreements entered into by us. The prospectus supplement will describe any material contractual restrictions on dividend payments. The prospectus supplement will also describe any material United States federal income tax considerations applicable to the preferred stock.
No Other Rights. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except for those described above or in the prospectus supplement, our Certificate of Incorporation or the applicable certificate of designations, or as otherwise required by law.
Transfer Agent and Registrar. The prospectus supplement for each series of preferred stock will identify the transfer agent and registrar.
Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws, our Rights Plan and Delaware Law
Blank Check Preferred Stock. Our Certificate of Incorporation provides for 15,000,000 authorized shares of preferred stock. See “Description of Capital Stock.” The existence of authorized but unissued shares of preferred stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the best interests of the Company, the Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock, may make it more difficult to change the composition of our Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of us.
Board of Directors and Restrictions On Removal. Our Certificate of Incorporation provides for the annual election of the entire Board of Directors each year.
Our bylaws provide that any election of directors that is not a contested election will be determined by a majority of the votes cast. For the purposes of the applicable section of our bylaws, a “majority of the votes cast” means that the number of votes cast “for” a nominee or matter must exceed the number of votes cast “against” that nominee or matter (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that nominee or matter). Any contested election of directors will be determined by a plurality of the votes cast. An election will be deemed contested if the secretary of Toll Brothers, Inc. receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the notice and disclosure requirements set forth in our bylaws and such nomination has not been withdrawn on or prior to the tenth day before we first mail our notice of meeting for such meeting to the stockholders. Any incumbent director who fails to receive a majority of the votes cast in an election that is not a contested election will offer to resign from the Board of Directors promptly after certification by Toll Brothers, Inc. of the election results. A nominating and corporate governance committee established in accordance with our bylaws shall consider the resignation offer and make a recommendation to the Board of Directors as to whether to either (i) accept the offer of resignation or (ii) reject the offer and seek to address the underlying cause or causes of the “against” votes. The Board of Directors will take formal action on the nominating and corporate governance committee’s recommendation within 90 days from the date of the certification of the election results and cause its decision and the rationale behind its decision to be promptly publicly disclosed by Toll Brothers, Inc. Any director who offers to resign as a result of a failure to receive the majority vote required for re-election will not participate in the nominating and corporate governance committee’s or the Board of Director’s deliberations or vote on whether to accept his or her resignation offer. All elections of directors will be by written ballot unless otherwise provided in our Certificate of Incorporation.
Our Certificate of Incorporation also provides that:
•any vacancy on the Board of Directors or any newly created directorship will be filled by the remaining directors then in office, though they may constitute less than a quorum; and
•advance notice of stockholder nominations for the elections of directors must be given in the manner provided by our bylaws.
Our Certificate of Incorporation provides that any director may be removed from office, with or without cause, by the affirmative vote of the holders of 66⅔% of the combined voting power of our then outstanding shares of stock entitled to vote generally in the election of directors, voting as a single class.
Our Certificate of Incorporation requires a 66⅔% stockholder vote necessary to alter, amend or repeal certain provisions of our Certificate of Incorporation (including with respect to certain matters related to our Board of Directors) and all other provisions of our bylaws adopted by the Board of Directors. These provisions may make it more difficult to change the composition of our Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of us.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (c) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. The application of Section 203 of the Delaware General Corporation Law may discourage or make difficult any attempt by a person or group to obtain control of us.
Section 203 of the Delaware General Corporation Law defines the term “business combination” to include: (a) any merger or consolidation involving the corporation or any of its direct or indirect majority-owned subsidiaries and the interested stockholder or another entity if the merger or consolidation is caused by the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge or transfer of 10% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or any of its direct or indirect majority-owned subsidiaries involving the interested stockholder; (c) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or that subsidiary to the interested stockholder; (d) subject to certain exceptions, any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or that subsidiary owned by the interested stockholder; or (e) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries. In general, Section 203 defines an “interested stockholder” as any entity or person owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF WARRANTS
General
We may issue, together with other securities offered by this prospectus or separately, warrants for the purchase of the following:
•our common stock
•our preferred stock; or
•our debt securities.
Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The terms of each warrant agreement will be discussed in the prospectus supplement relating to the particular series of warrants. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants, reflecting the provisions to be included in these agreements for a particular offering will be, in each case, filed with the SEC in an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement relating to an offering of the particular warrant.
We have summarized below the general terms and provisions that will apply to any warrants that may be offered, except as otherwise described by the prospectus supplement. When we offer to sell warrants, a prospectus supplement will describe the specific terms of that series of warrants. If any of the general terms and provisions described in this prospectus do not apply to the particular series of warrants being offered the prospectus supplement will so indicate and will describe any alternative provisions that are applicable. The following summary of various provisions of the warrants, the warrant agreements and the warrant certificates is not complete. You should read all of the provisions of the applicable warrant agreement and warrant certificate, including the definitions contained in those documents of various terms, for additional important information concerning any series of warrants offered by this prospectus.
Common Stock Warrants
General. The prospectus supplement relating to any series of common stock warrants that are offered by this prospectus will describe the specific terms of that series of common stock warrants, any related common stock warrant agreement and the common stock warrant certificate(s) representing the common stock warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of common stock warrants:
•the procedures and conditions relating to the exercise of the common stock warrants;
•the number of shares of common stock, if any, issued with the common stock warrants;
•the date, if any, on and after which the common stock warrants and any related shares of common stock will be separately transferable;
•the offering price, if any, of the common stock warrants;
•the number of shares of common stock that may be purchased upon exercise of the common stock warrants and the price or prices at which the shares may be purchased upon exercise;
•the date on which the right to exercise the common stock warrants will begin and the date on which the right will expire;
•a discussion of the material United States federal income tax considerations applicable to the exercise of the common stock warrants;
•call provisions, if any, of the common stock warrants; and
•any other material terms of the common stock warrants.
Common stock warrant certificates will be exchangeable for new common stock warrant certificates of different denominations. In addition, common stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a common stock warrant will not have any of the rights of a holder of the common stock which may be purchased by the exercise of the common stock warrant before the common stock is purchased by the exercise of the common stock warrant. Accordingly, before a common stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the shares of common stock which may be purchased when the common stock warrant is exercised.
Exercise of Common Stock Warrants. Each common stock warrant will entitle the holder to purchase for cash the number of shares of our common stock at the exercise price that is described or explained in the prospectus supplement. Common stock warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised common stock warrants will become void.
Common stock warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed common stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of common stock purchased upon exercise of the common stock warrants. If less than all of the common stock warrants represented by the common stock warrant certificate are exercised, we will issue a new common stock warrant certificate for the amount of common stock warrants that remain exercisable.
Preferred Stock Warrants
General. The prospectus supplement relating to any series of preferred stock warrants that are offered by this prospectus will describe the specific terms of that series of preferred stock warrants, any related preferred stock warrant agreement and the preferred stock warrant certificate(s) representing the preferred stock warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of preferred stock warrants:
•the designation and terms of the shares of preferred stock that may be purchased upon exercise of the preferred stock warrants and the procedures and conditions relating to the exercise of the preferred stock warrants;
•the designation and terms of any related shares of preferred stock with which the preferred stock warrants are issued and the number of shares of the preferred stock, if any, issued with preferred stock warrants;
•the date, if any, on and after which the preferred stock warrants and any related shares of preferred stock will be separately transferable;
•the offering price, if any, of the preferred stock warrants;
•the number of shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the initial price or prices at which the shares may be purchased upon exercise;
•the date on which the right to exercise the preferred stock warrants will begin and the date on which the right will expire;
•a discussion of the material United States federal income tax considerations relevant to the exercise of the preferred stock warrants;
•call provisions, if any, of the preferred stock warrants; and
•any other material terms of the preferred stock warrants.
Preferred stock warrant certificates will be exchangeable for new preferred stock warrant certificates of different denominations. In addition, preferred stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a preferred stock warrant will not have any of the rights of a holder of the preferred stock which may be purchased by the exercise of the preferred stock warrant before the preferred stock is purchased by the exercise of the preferred stock warrant. Accordingly, before a preferred stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the preferred stock which may be purchased when the preferred stock warrant is exercised.
Exercise of Preferred Stock Warrants. Each preferred stock warrant will entitle the holder to purchase for cash the number of shares of our preferred stock at the exercise price described or explained in the prospectus supplement. Preferred stock warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised preferred stock warrants will become void.
Preferred stock warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of preferred stock purchased upon exercise of the preferred stock warrants. If less than all of the preferred stock warrants represented by the preferred stock warrant certificate are exercised, we will issue a new preferred stock warrant certificate for the amount of preferred stock warrants that remain exercisable.
Debt Warrants
General. The prospectus supplement relating to any series of debt warrants that are offered by this prospectus will describe the specific terms of that series of debt warrants, any related debt warrant agreement and the debt warrant certificate(s) representing the debt warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt warrants:
•the issuer of the debt securities that may be purchased upon exercise of the debt warrants, the designation, number, stated value and terms of those debt securities, the terms of the related guarantees and the procedures and conditions relating to the exercise of the debt warrants;
•the designation and terms of any debt securities and related guarantees with which the debt warrants are issued and the number of the debt warrants issued with each debt security;
•the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•the offering price, if any, of debt warrants;
•the principal amount of debt securities which may be purchased upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;
•the date on which the right to exercise the debt warrants will begin and the date on which the right will expire;
•a discussion of the material United States federal income tax considerations relevant to the exercise of the debt warrants;
•whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•call provisions, if any, of the debt warrants; and
•any other material terms of the debt warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. In addition, debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a debt warrant will not have any of the rights of a holder of the debt securities which may be purchased by the exercise of the debt warrant before the debt securities are purchased by the exercise of the debt warrant. Accordingly, before a debt warrant is exercised, the holder will not be entitled to receive any payments of principal, premium, if any, or interest, if any, on the debt securities which may be purchased by the exercise of that debt warrant.
Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities described in the prospectus supplement at the exercise price described or explained in the prospectus supplement. Debt warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised debt warrants will become void.
Debt warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed debt warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities purchased upon the exercise of the debt warrants. If less than all of the debt warrants represented by the debt warrant certificate are exercised, we will issue a new debt warrant certificate for the amount of debt warrants that remain exercisable.
DESCRIPTION OF SENIOR DEBT SECURITIES AND GUARANTEES
Toll Corp., First Huntingdon Finance Corp. and Toll Brothers Finance Corp. may issue senior secured debt securities or senior unsecured debt securities (collectively, “debt securities”) from time to time in one or more series. Any such series of debt securities offered by Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. will be offered together with the guarantees of Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries, as set forth in the prospectus supplement, and such guarantees, unless otherwise provided in the prospectus supplement, will be full and unconditional.

One or more series of the debt securities of Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. may be issued under a single indenture. Alternatively, any series of debt securities may be issued under a separate indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the Board of Directors, or an officer or committee of officers authorized by the Board of Directors, of both the issuer of the debt securities, Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities under the applicable indenture. The resolution(s) authorizing a series of debt securities is referred to in this section of this prospectus as an “authorizing resolution.” Each indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this section of this prospectus as an “indenture,” and collectively with any other indentures, as the “indentures.” Each indenture will be entered into among Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp., as the obligor, Toll Brothers, Inc. and/or any of its directly or indirectly owned subsidiaries that are guarantors of the debt securities, as guarantors, and the institution named in the prospectus supplement, as trustee.
The following is a description of certain general terms and provisions of the debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, will be described in a prospectus supplement relating to those debt securities. Except as otherwise indicated in this prospectus or in the prospectus supplement, the following description of indenture terms is applicable to each indenture that Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. may enter into with respect to any series of debt securities we may offer by this prospectus, unless the context otherwise requires.
The terms of any series of the debt securities include those stated in the applicable indenture. Holders of each series of the debt securities are referred to the indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of indentures for the debt securities of Toll Corp., First Huntingdon Finance Corp. and Toll Brothers Finance Corp. are filed as exhibits to the registration statement of which this prospectus is a part. Each indenture may be amended or modified for any series of debt securities by an authorizing resolution which will be described in the prospectus supplement, and the applicable authorizing resolution relating to any series of debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the debt securities and the indenture is not complete. You should read all of the provisions of the indenture, including the definitions contained in the indenture that are not otherwise defined in this prospectus, and the prospectus supplement. Wherever we refer to particular provisions or defined terms of the indenture, these provisions or defined terms are incorporated in this prospectus by reference.
General
The debt securities, when issued, will be obligations that constitute senior secured debt or senior unsecured debt of Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp., as the case may be. Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities will guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The guarantees will be full and unconditional unless otherwise provided in the prospectus supplement. See “Description of Senior Debt Securities and Guarantees—Guarantees of Debt Securities.” The total principal amount of debt securities which may be issued under the indenture will not be limited. Debt securities may be issued under the indenture from time to time in one or more series. Unless the prospectus supplement relating to the original offering of a particular series of debt securities indicates otherwise, the issuer of that series of debt securities will have the ability to reopen the previous issue of that series of debt securities and issue additional debt securities of that series pursuant to an authorizing resolution, an officers’ certificate or an indenture supplement. Because neither Toll Corp., First Huntingdon Finance Corp. nor Toll Brothers Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the debt securities will come from Toll Brothers, Inc. and its other subsidiaries. Except as otherwise stated in the prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.
If the debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the prospectus supplement, the payment of principal, premium, if any, and interest on any series of debt securities issued by Toll Corp., First Huntingdon Finance Corp., or Toll Brothers Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture.
The prospectus supplement relating to any series of debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of debt securities. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:
•their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;
•their price or prices (expressed as a percentage of the respective aggregate principal amount of the debt securities) at which they will be issued;
•their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional debt securities of the same series;
•the interest rate (which may be fixed or variable and which may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;
•any special provisions for the payment of any additional amounts with respect to the debt securities;
•any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;
•the date or dates on which principal and premium, if any, are payable or the method of determining those dates;
•the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the debt security is registered at the close of business on the record date for the interest payment;
•the place or places where principal, premium, if any, and interest, if any, will be payable;
•the terms applicable to any “original issue discount” (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;
•the right or obligation, if any, of the issuer to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the debt securities;
•if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;
•if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the stated maturity of the debt securities pursuant to an “Event of Default,” as defined in the applicable indenture;
•whether the debt securities will be issued in registered or bearer form and the terms of these forms;
•whether the debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;
•any provision for electronic issuance or issuances in uncertificated form;
•any listing of the debt securities on a securities exchange;
•any events of default or covenants in addition to or in place of those described in this prospectus;

•the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;
•the collateral, if any, securing payments with respect to the debt securities and any provisions relating to the collateral;
•whether and upon what terms the debt securities may be defeased; and
•any other material terms of that series of debt securities.
Guarantees of Debt Securities
Each guarantor of the debt securities will guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.
The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of debt securities that are fully and unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that are lenders under First Huntingdon Finance Corp.’s revolving credit facility, under which Toll Brothers, Inc. and certain of its other subsidiaries, including Toll Corp. and Toll Brothers Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the credit facility.
Conversion of Debt Securities
Unless otherwise indicated in the prospectus supplement, the debt securities will not be convertible into our common stock or into any other securities. The particular terms and conditions of the conversion rights of any series of convertible debt securities other than those described below will be described in the prospectus supplement.
Unless otherwise indicated in the prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the debt securities, the holders of any series of convertible debt securities will be entitled to convert the principal amount or a portion of the principal amount which is $2,000 or an integral multiple of $1,000 at any time before the date specified in the prospectus supplement for the series of debt securities into shares of our common stock at the conversion price stated in the prospectus supplement, subject to adjustment as described below.
In the case of any debt security or portion of debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date.
We will not be required to issue fractional shares of common stock upon conversion of the debt securities of a convertible series. Instead, we will pay a cash adjustment for any fractional interest in a share of its common stock.
Convertible debt securities surrendered for conversion during the period from the close of business on a “Record Date,” as defined in the applicable indenture, or the next preceding “Business Day,” as defined in the applicable indenture, if the Record Date is not a Business Day, preceding any “Interest Payment Date,” as defined in the applicable indenture, to the opening of business on that Interest Payment Date, other than convertible debt securities or portions of convertible debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to us of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on conversion of convertible debt securities on account of interest accrued on the debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible debt securities for conversion, the amount so paid will be returned to the party who made the payment.
The conversion price of the debt securities of a convertible series will be subject to adjustment in certain events, including:
•the issuance of our common stock as a dividend or distribution on our common stock;
•the subdivision, combination or reclassification of our outstanding common stock;

•the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of our common stock generally entitling them to acquire shares of our common stock at less than the common stock’s then “Current Market Price” as defined in the indenture;
•the distribution to holders of our common stock, generally, of evidences of indebtedness or our assets, excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or
•the distribution to the holders of our common stock, generally, of rights or warrants to subscribe for our securities, other than those for which adjustment is otherwise made.
There will be no upward adjustment in the conversion price except in the event of a reverse stock split. We are not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment.
A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of debt securities or to holders of common stock.
There will be no adjustments to the conversion price of the debt securities of any convertible series as discussed above in the following situations:
•any consolidation or merger to which we are a party other than a merger or consolidation in which we are the continuing corporation;
•any sale or conveyance to another corporation of our property as an entirety or substantially as an entirety; or
•any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into us.
However, the holder of each convertible debt security outstanding at that time will have the right to convert the debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the debt security was converted immediately before the effective date of the transaction.
Form, Exchange, Registration, Conversion, Transfer and Payment
Unless otherwise indicated in the prospectus supplement:
•each series of debt securities will be issued in registered form only, without coupons;
•payment of principal, premium, if any, and interest, if any, on each series of the debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose; and
•the exchange, conversion and transfer of each series of debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose.
Subject to various exceptions described in the indenture, any transfer or exchange shall be without charge, except that the issuer of each series of debt securities may require payment of a sum sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange of such series of debt securities.
All payments made by the issuer of a series of debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., and any of its directly or indirectly owned subsidiaries that guarantee the debt securities for payment, unless applicable abandoned property law designates another person.
Registered Global Securities
The registered debt securities of a series may be issued in whole or in part in the form of one or more registered global debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global security.
Unless and until a registered global security is exchanged in whole or in part for debt securities in definitive registered form, it may not be transferred except as a whole:
•by the depositary for the registered global security to a nominee for the depositary;
•by a nominee of the depositary to the depositary or to another nominee of the depositary; or
•by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.
The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a “participant” and, collectively, the “participants”) or persons holding interests through the participants;
•after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities of that series represented by the registered global security beneficially owned by the participants;
•the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited;
•only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and
•ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.
The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.
We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither the issuer of a series of debt securities, Toll Brothers, Inc., any of Toll Brothers, Inc.’s directly or indirectly owned subsidiaries that guarantee the debt securities, the trustee under the indenture nor any agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, the debt securities will be issued in definitive form in exchange for the registered global security. In addition, we may, at any time and in our sole discretion, determine not to have any debt securities of a series represented by one or more registered global securities. In that event, debt securities of that series will be issued in definitive form in exchange for each registered global security representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.
Events of Default, Notice and Waiver
Unless otherwise indicated in the prospectus supplement, each of the following events will be an “Event of Default” with respect to each series of debt securities issued under the indenture:
•a “Guarantor” (as defined in the indenture) or the issuer of that series of debt securities fails to pay interest due on any debt securities of that series for 30 days;
•a Guarantor or the issuer of that series of debt securities fails to pay the principal of any debt securities of that series when due;
•a Guarantor that is a “Significant Subsidiary” (as defined in the indenture), Toll Brothers, Inc. or the issuer of that series of debt securities fails to perform any other agreements contained in the debt securities of that series or in the guarantee relating to that series of debt securities or contained in the indenture for that series of debt securities and applicable to that series for a period of 60 days after the issuer’s receipt of notice of the default from the trustee under the indenture or from the holders of at least 25% in principal of the debt securities of that series;
•any default under an instrument evidencing or securing any of the issuer’s indebtedness or the indebtedness of any Guarantor aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such indebtedness, or due to the failure to pay such indebtedness at maturity, upon acceleration or otherwise; provided that, subject to certain limitations described in the indenture, the term “indebtedness” does not include for this purpose an acceleration of or default on certain “Non-Recourse Indebtedness,” as that term is defined in the indenture and described below;
•any one of various events of bankruptcy, insolvency or reorganization specified in the indenture occurs with respect to Toll Brothers, Inc., a Significant Subsidiary, or the issuer of that series of debt securities; or
•the guarantee of a Guarantor relating to that series of debt securities ceases to be in full force and effect for any reason other than in accordance with its terms.
“Non-Recourse Indebtedness,” as defined in the indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any subsidiary (other than the subsidiary which holds title to the property) for any deficiency.

The trustee is required to give notice to the holders of any series of debt securities within 90 days of a default with respect to that series of debt securities under the indenture. However, the trustee may withhold notice to the holders of any series of debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders.
If an Event of Default occurs and is continuing for a series of debt securities, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc., any Significant Subsidiary or the issuer of that series of debt securities, either the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may, by giving an acceleration notice to the issuer of that series of debt securities and Toll Brothers, Inc., or to the issuer of that series of debt securities, Toll Brothers, Inc. and the Trustee, as applicable, declare the unpaid principal of and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately.
If an Event of Default occurs with respect to a series of debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc., any Significant Subsidiary or the issuer of that series of debt securities, then the unpaid principal amount of all of the debt securities of that series outstanding and any accrued and unpaid interest will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of debt securities of that series.
At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the debt securities of such series), provided that, among other things, all Events of Default with respect to the particular series have been cured or waived as provided in the indenture.
The holders of a majority in outstanding principal amount of the debt securities of a particular series may generally waive a past default with respect to that series and its consequences in accordance with terms and conditions provided in the indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the debt securities.
Toll Brothers, Inc. and any issuer of debt securities offered by this prospectus will each be required to file annually with the trustee under the indenture a certificate, signed by an officer of Toll Brothers, Inc. or the issuer, as applicable, stating whether or not the officer knows of any default under the terms of the indenture and providing a description of any default of which the officer has knowledge.
Redemption
The prospectus supplement relating to a series of redeemable debt securities will describe the rights or obligations of the issuer to redeem those debt securities and the procedure for redemption.
Additional Provisions
Subject to the duty of the trustee to act with the required standard of care during a default, the indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the indenture at the request of holders, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
A holder of debt securities of a series will not have the right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:
•the holder gives to the trustee written notice of a continuing Event of Default;
•the holders of not less than 25% in total principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
•the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;
•the trustee fails to comply with the holder’s request within 60 days after receipt of the written request and offer of indemnity; and

•the trustee, during the same 60-day period, has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the aforementioned written request of holders.
However, the holder of any debt security will have an absolute right to receive payment of the principal of and interest on that debt security on or after the respective due dates expressed in that debt security and to bring suit for the enforcement of any payment.
Covenants
The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series.
Merger or Consolidation
Neither Toll Brothers, Inc., nor any of its directly or indirectly owned subsidiaries that guarantee the debt securities, nor the issuer of a series of debt securities offered by this prospectus may consolidate with or merge into, or transfer or lease all or substantially all of its assets to, any other person, unless:
•the resulting, surviving, receiving or leasing person is, in the case of the issuer of the debt securities or Toll Brothers, Inc., a corporation organized and existing under the laws of the United States of America or a state thereof or, in the case of any “Guarantor” (as defined in the indenture), a corporation or other legal entity organized and existing under the laws of the United States of America or a state thereof;
•such person assumes by a supplemental indenture all the obligations of the issuer of the debt securities, Toll Brothers, Inc. or such Guarantor, as the case may be; and
•immediately after giving effect to the transaction no “Default” or “Event of Default,” as these terms are defined in the indenture, has occurred and is continuing.
Afterwards, all of the obligations of the predecessor corporation will terminate.
Modification of an Indenture
The respective obligations of Toll Brothers, Inc., any of its directly or indirectly owned subsidiaries that guarantee the debt securities, and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those debt securities under the indenture generally may be modified with the written consent of the holders of a majority in outstanding principal amount of the debt securities of all series under the indenture affected by the modification. However, without the consent of each affected holder of debt securities, no amendment or supplement may, among other things:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate or extend the time for payment of interest on the debt securities;
•reduce the principal amount of, or premium on, the debt securities;
•change the maturity of any debt securities;
•change the redemption provisions;
•modify the subordination or guarantee provisions in a manner adverse to holders of any series of debt securities;
•make the medium or place of payment other than that stated in the debt securities;
•impair the right to bring suit for the enforcement of any of these payments; and
•modify the provisions regarding modifications to the indenture or waivers of a past Default or Events of Default in the payment of the principal of or interest on any series of debt securities that will be effective against any holders of any series of debt securities.
Governing Law
The indenture, the debt securities and the guarantees will be governed by the laws of the State of New York.

Satisfaction and Discharge of Indenture
Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the indenture will be discharged:
•upon payment of all the series of debt securities issued under the indenture; or
•subject to other conditions contained in the indenture, upon deposit with the trustee of funds sufficient for the payment of principal of and interest on the debt securities to maturity.
Reports to Holders of Debt Securities
As long as the securities issued under the indenture are outstanding, we will file with the SEC, with a copy to the Trustee, our annual reports, quarterly reports and other periodic reports that we would be required to file with the SEC in accordance with Section 13(a) or 15(d) of the Exchange Act, on or prior to the dates we would be required to file such documents and regardless of whether or not we are subject to Section 13(a) or 15(d). If our obligation to file these reports or information with the SEC is not then permitted by the SEC, or if such filings are not generally available on the Internet free of charge, we shall mail to the holders of such securities, at no cost to such holders, and file with the Trustee, copies of the annual reports, quarterly reports and other periodic reports required to be filed with the SEC by companies subject to Section 13(a) or 15(d). We will also supply copies of such reports, promptly upon written request, to any prospective holder at our cost.
DESCRIPTION OF SUBORDINATED DEBT SECURITIES AND GUARANTEES
Toll Corp., First Huntingdon Finance Corp. and Toll Brothers Finance Corp. may issue senior subordinated debt securities or subordinated debt securities (“subordinated debt securities”) from time to time in one or more series. Any series of subordinated debt securities offered by Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. will be offered together with the guarantees of Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries, as set forth in the prospectus supplement, and such guarantees, unless otherwise provided in the prospectus supplement, will be full and unconditional.
One or more series of the subordinated debt securities of Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. may be issued under a single indenture. Alternatively, any series of subordinated debt securities may be issued under a separate indenture. The terms applicable to each series of subordinated debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of subordinated debt securities adopted by the Board of Directors, or an officer or committee of officers authorized by the Board of Directors, of both the issuer of the subordinated debt securities, Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the subordinated debt securities under the applicable indenture. The resolution(s) authorizing a series of subordinated debt securities is referred to in this section of this prospectus as an “authorizing resolution.” Each indenture under which any subordinated debt securities are issued, including the applicable authorizing resolution(s), is referred to in this section of this prospectus as a “subordinated indenture,” and collectively with any other subordinated indentures, as the “subordinated indentures.” Each subordinated indenture will be entered into among Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp., as the obligor, Toll Brothers, Inc., and/or any of its directly or indirectly owned subsidiaries that are guarantors of the subordinated debt securities, as guarantors and the institution named in the prospectus supplement, as trustee.
The following is a description of certain general terms and provisions of the subordinated debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of subordinated debt securities we offer, including the extent to which the general terms and provisions may apply to that series of subordinated debt securities, will be described in a prospectus supplement relating to those subordinated debt securities. Except as otherwise indicated in this prospectus or in the prospectus supplement, the following description of subordinated indenture terms is applicable to each subordinated indenture that Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. may enter into with respect to any series of subordinated debt securities we may offer by this prospectus, unless the context otherwise requires.
The terms of any series of the subordinated debt securities include those stated in the applicable subordinated indenture. Holders of each series of the subordinated debt securities are referred to the subordinated indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of the subordinated indenture for the subordinated debt securities of Toll Corp., First Huntingdon Finance Corp. and Toll Brothers Finance Corp. are filed as exhibits to the registration statement of which this prospectus is a part. Each subordinated indenture may be amended or modified for any series of subordinated debt securities by an authorizing resolution which will be described in the prospectus supplement, and the applicable authorizing resolution relating to any series of subordinated debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the subordinated debt securities and the subordinated indenture is not complete. You should read all of the provisions of the subordinated indenture, including the definitions contained in the subordinated indenture that are not otherwise defined in this prospectus, and the prospectus supplement. Wherever we refer to particular provisions or defined terms of the subordinated indenture, these provisions or defined terms are incorporated in this prospectus by reference.
General
The subordinated debt securities, when issued, will be obligations that constitute either senior subordinated debt or subordinated debt of Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp., as the case may be. Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the subordinated debt securities will unconditionally guarantee the payment of the principal, premium, if any, and interest on the subordinated debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The guarantees will be full and unconditional unless otherwise provided in the prospectus supplement. See “Description of Subordinated Debt Securities and Guarantees-Guarantees of Subordinated Debt Securities.” The total principal amount of subordinated debt securities which may be issued under the subordinated indenture will not be limited. Debt securities may be issued under the subordinated indenture from time to time in one or more series. Unless the prospectus supplement relating to the original offering of a particular series of subordinated debt securities indicates otherwise, the issuer of that series of subordinated debt securities will have the ability to reopen the previous issue of that series of subordinated debt securities and issue additional subordinated debt securities of that series pursuant to an authorizing resolution, an officers’ certificate or a supplemental indenture. Because neither Toll Corp., First Huntingdon Finance Corp. nor Toll Brothers Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the subordinated debt securities will come from Toll Brothers, Inc. and its other subsidiaries. Except as otherwise stated in the prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.
If the subordinated debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the prospectus supplement, the payment of principal, premium, if any, and interest on any series of subordinated debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the subordinated indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the subordinated indenture or is created, incurred, assumed or guaranteed after the date of the subordinated indenture.
The prospectus supplement relating to any series of subordinated debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of subordinated debt securities. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of subordinated debt securities:
•their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;
•their price or prices (expressed as a percentage of the respective aggregate principal amount of the subordinated debt securities) at which they will be issued;
•their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional subordinated debt securities of the same series;
•the interest rate (which may be fixed or variable and which may be zero in the case of certain subordinated debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;
•any special provisions for the payment of any additional amounts with respect to the subordinated debt securities;
•any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;
•the date or dates on which principal and premium, if any, are payable or the method of determining those dates;

•the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the subordinated debt security is registered at the close of business on the record date for the interest payment;
•the place or places where principal, premium, if any, and interest, if any, will be payable;
•the terms applicable to any “original issue discount” (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;
•the right or obligation, if any, of the issuer to redeem or purchase subordinated debt securities under any sinking fund or analogous provisions or at the option of a holder of subordinated debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, subordinated debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the subordinated debt securities;
•if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;
•if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities which will be payable upon declaration or acceleration of the stated maturity of the subordinated debt securities pursuant to an “Event of Default,” as defined in the applicable subordinated indenture;
•whether the subordinated debt securities will be issued in registered or bearer form and the terms of these forms;
•whether the subordinated debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;
•any provision for electronic issuance or issuances in uncertificated form;
•any listing of the subordinated debt securities on a securities exchange;
•any events of default or covenants in addition to or in place of those described in this prospectus;
•the terms, if any, on which the subordinated debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;
•the collateral, if any, securing payments with respect to the subordinated debt securities and any provisions relating to the collateral;
•whether and upon what terms the subordinated debt securities may be defeased; and
•any other material terms of that series of subordinated debt securities.
Guarantees of Subordinated Debt Securities
Each guarantor of the subordinated debt securities will guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the subordinated debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of the guarantees of any subordinated debt securities will be described in an applicable prospectus supplement.
The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of subordinated debt securities that are fully and unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those subordinated debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that are lenders under First Huntingdon Finance Corp.’s revolving credit facility, under which Toll Brothers, Inc. and certain of its other subsidiaries, including Toll Corp. and Toll Brothers Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the credit facility.

Conversion of Subordinated Debt Securities
Unless otherwise indicated in the prospectus supplement, the subordinated debt securities will not be convertible into our common stock or into any other securities. The particular terms and conditions of the conversion rights of any series of convertible subordinated debt securities other than those described below will be described in the prospectus supplement.
Unless otherwise indicated in the prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the subordinated debt securities, the holders of any series of convertible subordinated debt securities will be entitled to convert the principal amount or a portion of the principal amount which is an integral multiple of $1,000 at any time before the date specified in the prospectus supplement for the series of subordinated debt securities into shares of our common stock at the conversion price stated in the prospectus supplement, subject to adjustment as described below.
In the case of any subordinated debt security or portion of subordinated debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date.
We will not be required to issue fractional shares of common stock upon conversion of the subordinated debt securities of a convertible series. Instead, we will pay a cash adjustment for any fractional interest in a share of its common stock.
Convertible subordinated debt securities surrendered for conversion during the period from the close of business on a “Record Date,” as defined in the applicable subordinated indenture, or the next preceding “Business Day,” as defined in the applicable subordinated indenture, if the Record Date is not a Business Day, preceding any “Interest Payment Date,” as defined in the applicable subordinated indenture, to the opening of business on that Interest Payment Date, other than convertible subordinated debt securities or portions of convertible subordinated debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to us of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible subordinated debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on conversion of convertible subordinated debt securities on account of interest accrued on the subordinated debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible subordinated debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible subordinated debt securities for conversion, the amount so paid will be returned to the party who made the payment.
The conversion price of the subordinated debt securities of a convertible series will be subject to adjustment in certain events, including:
•the issuance of our common stock as a dividend or distribution on our common stock;
•the subdivision, combination or reclassification of our outstanding common stock;
•the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of our common stock generally entitling them to acquire shares of our common stock at less than the common stock’s then “Current Market Price” as defined in the subordinated indenture;
•the distribution to holders of our common stock, generally, of evidences of indebtedness or our assets, excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or
•the distribution to the holders of our common stock, generally, of rights or warrants to subscribe for our securities, other than those for which adjustment is otherwise made.
There will be no upward adjustment in the conversion price except in the event of a reverse stock split. Toll Brothers, Inc. is not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment.
A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of subordinated debt securities or to holders of common stock.
There will be no adjustments to the conversion price of the subordinated debt securities of any convertible series as discussed above in the following situations:
•any consolidation or merger to which we are a party other than a merger or consolidation in which we are the continuing corporation;

•any sale or conveyance to another corporation of our property as an entirety or substantially as an entirety; or
•any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into us.
However, the holder of each convertible subordinated debt security outstanding at that time will have the right to convert the subordinated debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the subordinated debt security was converted immediately before the effective date of the transaction.
Form, Exchange, Registration, Conversion, Transfer and Payment
Unless otherwise indicated in the prospectus supplement:
•each series of subordinated debt securities will be issued in registered form only, without coupons;
•payment of principal, premium, if any, and interest, if any, on each series of the subordinated debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose; and
•the exchange, conversion and transfer of each series of subordinated debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose.
Subject to various exceptions described in the subordinated indenture, the issuer of each series of subordinated debt securities will be entitled to charge a reasonable fee for the registration of transfer or exchange of the subordinated debt securities of that series, including an amount sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange.
All payments made by the issuer of a series of subordinated debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the subordinated debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the subordinated debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., and any of its directly or indirectly owned subsidiaries that guarantee the subordinated debt securities for payment, unless applicable abandoned property law designates another person.
Registered Global Securities
The registered subordinated debt securities of a series may be issued in whole or in part in the form of one or more registered global subordinated debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global subordinated debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered subordinated debt securities of the series to be represented by the registered global security.
Unless and until a registered global security is exchanged in whole or in part for subordinated debt securities in definitive registered form, it may not be transferred except as a whole:
•by the depositary for the registered global security to a nominee for the depositary;
•by a nominee of the depositary to the depositary or to another nominee of the depositary; or
•by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.
The prospectus supplement relating to a particular series of subordinated debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of subordinated debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for subordinated debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a “participant” and, collectively, the “participants”) or persons holding interests through the participants;
•after the issuer of a series of subordinated debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the subordinated debt securities of that series represented by the registered global security beneficially owned by the participants;
•the underwriters, agents or dealers participating in the distribution of the subordinated debt securities will designate the accounts to be credited;
•only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and
•ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.
The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the subordinated debt securities represented by the registered global security for all purposes under the subordinated indenture. Except as stated below, owners of beneficial interests in a registered global security:
•will not be entitled to have the subordinated debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and
•will not be considered the owners or holders of the subordinated debt securities under the subordinated indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the subordinated indenture applicable to the registered global security.
We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the subordinated indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on subordinated debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither the issuer of a series of subordinated debt securities, Toll Brothers, Inc., any of Toll Brothers, Inc.’s directly or indirectly owned subsidiaries that guarantee the subordinated debt securities, the trustee under the subordinated indenture nor any agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any subordinated debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.
If the depositary for any subordinated debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, the subordinated debt securities will be issued in definitive form in exchange for the registered global security. In addition, we may, at any time and in our sole discretion, determine not to have any subordinated debt securities of a series represented by one or more registered global securities. In that event, subordinated debt securities of that series will be issued in definitive form in exchange for each registered global security representing the subordinated debt securities. Any subordinated debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.
Events of Default, Notice and Waiver
Unless otherwise indicated in the prospectus supplement, each of the following events will be an “Event of Default” with respect to each series of subordinated debt securities issued under the subordinated indenture:
•a “Guarantor” (as defined in the subordinated indenture), Toll Brothers, Inc. or the issuer of that series of subordinated debt securities fails to pay interest due on any subordinated debt securities of that series for 30 days;
•a Guarantor or the issuer of that series of subordinated debt securities fails to pay the principal of any subordinated debt securities of that series when due;
•a Guarantor or the issuer of that series of subordinated debt securities fails to perform any other agreements contained in the subordinated debt securities of that series or in the guarantee relating to that series of subordinated debt securities or contained in the subordinated indenture for that series of subordinated debt securities and applicable to that series for a period of 60 days after the issuer’s receipt of notice of the default from the trustee under the subordinated indenture or the holders of at least 25% in principal of the subordinated debt securities of that series;
•default in the payment of indebtedness of any Guarantor, any “Subsidiary,” as defined in the subordinated indenture, or the issuer of that series of subordinated debt securities under the terms of the instrument evidencing or securing the indebtedness which permits the holder of the indebtedness to accelerate the payment of in excess of an aggregate of $5,000,000 in principal amount of the indebtedness, after the lapse of applicable grace periods or, in the case of non-payment defaults, acceleration of the indebtedness if the acceleration is not rescinded or annulled within 10 days after the acceleration, provided that, subject to certain limitations described in the subordinated indenture, the term “indebtedness” does not include for this purpose an acceleration of or default on certain “Non-Recourse Indebtedness,” as that term is defined in the subordinated indenture;
•a final judgment for the payment of money in an amount in excess of $5,000,000 is entered against any Guarantor, any Subsidiary, or the issuer of that series of subordinated debt securities which remains undischarged for a period during which execution is not effectively stayed of 60 days after the date on which the right to appeal has expired, provided that the term “final judgment” will not include a “Non-Recourse Judgment,” as that term is defined in the subordinated indenture, unless the book value of all property, net of any previous write downs or reserves in respect of the property, subject to the Non-Recourse Judgment exceeds the amount of the Non-Recourse Judgment by more than $10,000,000;
•an “Event of Default”, as that term is defined in the subordinated indenture relating to any outstanding subordinated debt securities identified in the subordinated indenture (each of these series of notes being referred to below as an “Outstanding Series”), occurs, provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;
•any one of various events of bankruptcy, insolvency or reorganization specified in the subordinated indenture occurs with respect to any Guarantor or the issuer of that series of subordinated debt securities; or
•the “Guarantee” (as defined in the subordinated indenture) relating to that series of subordinated debt securities ceases to be in full force and effect for any reason other than in accordance with its terms.
“Non-Recourse Indebtedness,” as defined in the subordinated indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any Subsidiary, other than the Subsidiary which holds title to the property, for any deficiency.
“Non-Recourse Judgment,” as defined in the subordinated indenture, means a judgment in respect of indebtedness or other obligations secured by a lien on property to the extent that the liability for (1) the indebtedness or other obligations and (2) the judgment is limited to the property without liability on the part of Toll Brothers, Inc. or any Subsidiary, other than the Subsidiary which holds title to the property, for any deficiency.
The trustee is required to give notice to the holders of any series of subordinated debt securities within 90 days of a default with respect to that series of subordinated debt securities under the subordinated indenture. However, the trustee may withhold notice to the holders of any series of subordinated debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders.
If an Event of Default for the subordinated debt securities of any series at the time outstanding, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of subordinated debt securities, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all of the outstanding subordinated debt securities of that series may, by giving an acceleration notice to the issuer of that series of subordinated debt securities, declare the unpaid principal of and accrued and unpaid interest on all of the subordinated debt securities of that series to be due and payable if, with respect to subordinated debt securities of that series (1) (a) no designated senior debt of Toll Brothers, Inc. or the issuer of that series of subordinated debt securities is outstanding, or (b) if the subordinated debt securities of that series are not subordinated to other indebtedness of the issuer of that series of subordinated debt securities, immediately; or (2) if designated senior debt of Toll Brothers, Inc. or the issuer of that series of subordinated debt securities is outstanding and the subordinated debt securities of that series are junior to other indebtedness of the issuer of that series of subordinated debt securities, upon the earlier of (A) ten days after the acceleration notice is received by the issuer of that series of subordinated debt securities or (B) the acceleration of any senior indebtedness of Toll Brothers, Inc. or the issuer of that series of subordinated debt securities. The designated senior debt of Toll Brothers, Inc. is referred to in the subordinated indenture as “Designated Senior Debt of the Guarantor” and the designated senior debt of Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp., as the case may be, is referred to in the subordinated indenture for that issuer’s subordinated debt securities as “Designated Senior Debt of the Company,” and each, as defined in the subordinated indenture, may be further defined in the prospectus supplement.
If an Event of Default occurs with respect to a series of subordinated debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of subordinated debt securities, then the unpaid principal amount of all of the subordinated debt securities of that series outstanding, and any accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of subordinated debt securities of that series. At any time after a declaration of acceleration with respect to subordinated debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding subordinated debt securities of that series may rescind the acceleration and its consequences, provided that, among other things, all Events of Default with respect to the particular series, other than payment defaults caused by the acceleration, have been cured or waived as provided in the subordinated indenture.
The holders of a majority in outstanding principal amount of the subordinated debt securities of a particular series may generally waive an existing default with respect to that series and its consequences in accordance with terms and conditions provided in the subordinated indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the subordinated debt securities.
Toll Brothers, Inc. and any issuer of subordinated debt securities offered by this prospectus will each be required to file annually with the trustee under the subordinated indenture a certificate, signed by an officer of Toll Brothers, Inc. or the issuer, as applicable, stating whether or not the officer knows of any default under the terms of the subordinated indenture and providing a description of any default of which the officer has knowledge.
Redemption
The prospectus supplement relating to a series of redeemable subordinated debt securities will describe the rights or obligations of the issuer to redeem those subordinated debt securities and the procedure for redemption.
Additional Provisions
Subject to the duty of the trustee to act with the required standard of care during a default, the subordinated indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the subordinated indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the subordinated debt securities of that series.
A holder of subordinated debt securities of a series will not have the right to pursue any remedy with respect to the subordinated indenture or the subordinated debt securities of that series, unless:
•the holder gives to the trustee written notice of a continuing Event of Default;

•the holders of not less than 25% in total principal amount of the outstanding subordinated debt securities of that series make a written request to the trustee to pursue the remedy;
•the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;
•the trustee fails to comply with the holder’s request within 60 days after receipt of the written request and offer of indemnity; and
•the trustee, during the same 60-day period, has not received from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with the aforementioned written request of holders.
However, the holder of any subordinated debt security will have an absolute right to receive payment of the principal of and interest on that subordinated debt security on or after the respective due dates expressed in that subordinated debt security and to bring suit for the enforcement of any payment.
Covenants
The prospectus supplement relating to the subordinated debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series.
Merger or Consolidation
Neither any guarantor of a series of subordinated debt securities nor the issuer of a series of subordinated debt securities offered by this prospectus may consolidate with or merge into, or transfer all or substantially all of its assets to, any other person without the consent of the holders of that series of subordinated debt securities, unless:
•the other person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of such guarantor of the subordinated debt securities, or the issuer, as the case may be, under the subordinated indenture and either the guarantees or the subordinated debt securities, as the case may be; and
•immediately after giving effect to the transaction no “Default” or “Event of Default,” as these terms are defined in the subordinated indenture, has occurred and is continuing.
Afterwards, all of the obligations of the predecessor corporation will terminate.
Modification of an Indenture
The respective obligations of any guarantor of the subordinated debt securities, and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those subordinated debt securities under the subordinated indenture generally may be modified with the written consent of the holders of a majority in outstanding principal amount of the subordinated debt securities of all series under the subordinated indenture affected by the modification. However, without the consent of each affected holder of subordinated debt securities, no amendment, supplement or waiver may:
•extend the maturity of any subordinated debt securities;
•reduce the rate or extend the time for payment of interest on the subordinated debt securities;
•reduce the principal amount of, or premium on, the subordinated debt securities;
•change the redemption provisions;
•make a change that adversely affects the right to convert or the conversion price for any series of convertible subordinated debt securities;
•reduce the amount of subordinated debt securities whose holders must consent to an amendment, supplement or waiver;
•waive a default in the payment of the principal, premium, if any, or interest on any series of subordinated debt securities;
•modify the subordination or guarantee provisions in a manner adverse to holders of any series of subordinated debt securities;

•make the medium of payment other than that stated in the subordinated debt securities;
•make any change in the right of any holder of subordinated debt securities to receive payment of principal of, premium, if any, and interest on those subordinated debt securities, or to bring suit for the enforcement of any of these payments; and
•change the provisions regarding modifications to the subordinated indenture or waiver of Defaults or Events of Default that will be effective against any holders of any series of subordinated debt securities.
Governing Law
The subordinated indenture, the subordinated debt securities and the guarantees will be governed by the laws of the State of New York.
Satisfaction and Discharge of Indenture
Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the subordinated indenture will be discharged:
•upon payment of all the series of subordinated debt securities issued under the subordinated indenture; or
•upon deposit with the trustee, within one year of the date of maturity or redemption of all of the series of subordinated debt securities issued under the subordinated indenture, of funds sufficient for the payment or redemption of the securities.
Reports to Holders of Subordinated Debt Securities
We file with the trustee copies of our annual reports and other information, documents and reports that we file with the SEC. So long as our obligation to file these reports or information with the SEC is suspended or terminated, we will provide the trustee with audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements. These financial statements will be accompanied by management’s discussion and analysis of the results of our operations and financial condition for the period reported upon in substantially the form required under the rules and regulations of the SEC then in effect.

PLAN OF DISTRIBUTION
We may offer and sell the securities to which this prospectus relates in any of the following ways:
•directly to purchasers;
•to or through underwriters;
•to or through dealers;
•to or through agents; or
•through a combination of these methods.
Each time we sell securities, we will provide a prospectus supplement that will name any managing underwriter, if any, and any other underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.
The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Each time we sell securities, we will describe the terms of the transaction and the method of distribution of the securities in the prospectus supplement relating to the transaction.
If underwriters are used in the offer and sale of the securities being offered by this prospectus, the securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If a dealer is used in the sale of the securities being offered by this prospectus, the issuer(s) of the securities will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.
If an agent is used in an offering of securities being offered by this prospectus, the terms of the agency will be described in the prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the issuer(s) of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the prospectus supplement, the issuer(s) of the securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
In addition, the securities offered by this prospectus and an accompanying prospectus supplement may be offered and sold by the holders of the securities in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon a sale of securities made in this manner, the respective holders of the securities and any participating broker, dealer or underwriter may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions, discounts or concessions upon the sale, or any profit on the resale of the securities, received in connection with the sale may be deemed to be underwriting commissions or discounts under the Securities Act. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the securities, may be less than or in excess of customary commissions.
Some of the underwriters, dealers or agents we may use in any offering of securities under this prospectus may be customers of, including borrowers from, engage in transactions with, and perform services for us or our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
If the underwriters create a short position in the securities in connection with the offering of the securities (i.e., if they sell more securities than are included on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option, if any, described in the prospectus supplement.
The representatives of the underwriters, if any, also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering of the securities.
In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these types of purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.
Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The anticipated date of delivery of the securities offered by this prospectus will be described in the prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange (including the NYSE (where our common stock is listed)), or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.
Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.
LEGAL MATTERS
Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2023, and the effectiveness of our internal control over financial reporting as of October 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
Information Not Required In Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts.

SEC registration fee	(1)
Fees and expenses of independent accountants	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Printing and delivery expenses	(2)
Blue sky fees	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)

Total	(1)(2)

(1)Because an indeterminate amount of securities are covered by this Registration Statement, we are deferring payment of the registration fee pursuant to Rules 456(b) and 457(r) under the Securities Act.
(2)Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.
Item 15. Indemnification of Directors and Officers
Arizona Registrants
Toll Bros. of Arizona, Inc. and Toll Brothers AZ Construction Company are incorporated under the laws of Arizona.
Section 10-851 of the Arizona Corporations and Associations Act (“ACAA”) provides that, subject to certain limitations, a corporation may indemnify a director against liability incurred in the proceeding if all of certain specified conditions exist, or as provided in the corporation’s articles of incorporation. A corporation may not indemnify a director who was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. Section 10-202 of the ACAA permits an Arizona corporation to eliminate or limit in its articles of incorporation the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except under certain specified circumstances and permits an Arizona corporation to include in its articles of incorporation a provision permitting or making obligatory indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except for certain exceptions.
Toll Brothers AZ Limited Partnership is registered under the laws of Arizona.
A partnership shall indemnify a withdrawn general partner whose interest is being purchased against all partnership liabilities, whether incurred before or after the withdrawal, except: (a) liabilities incurred by an act of the withdrawn general partner under § 29-1062 of Arizona Revised Statutes (the “A.R.S.”) and (b) liabilities for which the partner was not liable pursuant to § 29-215 of A.R.S. or 29-1026 of A.R.S.
Toll Prasada LLC is registered under the laws of Arizona.
A limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of the operating agreement or § 29-3405 of A.R.S., § 29-3407 of A.R.S. or § 29-3409 of A.R.S., in each case as modified by the operating agreement.
Section 29-3408 of A.R.S. permits a limited liability company to reimburse, indemnify and hold harmless a present or former member of a member-managed company or manager of a manager-managed company for any payment and with respect to any claim, demand, debt, obligation or other liability, except that the approval of all members, after disclosure of all material facts, is required to reimburse, indemnify or hold harmless a person with respect to any act, omission or transaction by the person that constitutes a violation of the operating agreement or § 29-3405 of A.R.S., § 29-3407 of A.R.S. or § 29-3409 of A.R.S., in each case as modified by the operating agreement.
California Registrants
Porter Ranch Development Co., Sorrento at Dublin Ranch I LP, Sorrento at Dublin Ranch III LP, Toll CA, L.P., Toll CA II, L.P., Toll CA III, L.P., Toll CA IV, L.P., Toll CA V, L.P., Toll CA VI, L.P., Toll CA VII, L.P., Toll CA VIII, L.P., Toll CA IX, L.P., Toll CA X, L.P., Toll CA XI, L.P., Toll CA XII, L.P., Toll CA XIX, L.P., Toll CA XX, L.P., Toll Land XIX Limited Partnership, Toll Land XX Limited Partnership, Toll Land XXII Limited Partnership, Toll Land XXIII Limited Partnership, Toll Stonebrae LP, Toll YL II, L.P., and Toll-Dublin, L.P. are registered under the laws of California.
Section 15904.06 of the 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by the general partner, in the ordinary course of the activities of the partnership or for the preservation of its activities or property.
Arbors Porter Ranch, LLC, Placentia Development Company, LLC, Toll Aster CA LLC, Toll CA I LLC, Toll CA III LLC, Toll CA Note II LLC, and Toll-Dublin, LLC are registered under the laws of California.
Section 17701.05 of the California Revised Uniform Limited Liability Company Act provides, subject to any limitations contained in the articles of organization and to compliance with this title and any other applicable laws, a limited liability company shall have all the power to indemnify or hold harmless any person.
Colorado Registrants
Toll CO, L.P., Toll CO II, L.P., and Toll CO III, L.P. are registered under the laws of the Colorado.
Section 7-64-401 of the Colorado Uniform Partnership Act (1997) provides that a partnership shall indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership, unless the liabilities were incurred in violation of the partner’s duties to the partnership or the other partners.
Toll CO I LLC is registered under the laws of Colorado.
Section 7-80-407 of the Colorado Limited Liability Company Act permits indemnification of a member or manager in respect of payments made and personal liabilities reasonably incurred by that member or manager in the ordinary and proper conduct of the company’s business or for the preservation of the company’s business or property.
Connecticut Registrants
Southport Landing Limited Partnership, Toll CT II Limited Partnership, Toll CT III Limited Partnership, Toll CT IV Limited Partnership, Toll CT Limited Partnership, and Toll Land XVIII Limited Partnership are registered under the laws of Connecticut.
Section 34-335 of the Connecticut Uniform Partnership Act provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.
Toll Glastonbury LLC is registered under the laws of Connecticut.
Section 34-255g of the Connecticut Uniform Limited Liability Company Act (the “CULLCA”) provides that a limited liability company: (1) may indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member, manager or officer if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of § 34-255d of the CULLCA, § 34-255f of the CULLCA or § 34-255h of the CULLCA; and (2) shall indemnify and hold harmless a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding with respect to any claim or demand against the person by reason of the person’s former or present capacity as a member, manager or officer of the company from and against reasonable expenses, including attorney’s fees and costs incurred by the person in connection with such claim or demand.
Delaware Registrants
Dominion III Corp., ESE Consultants, Inc., First Brandywine Investment Corp. IV, First Huntingdon Finance Corp., PRD Investors, Inc., Shapell Homes, Inc., Shapell Industries, Inc., TB Proprietary Corp., Toll Architecture I, P.A., Toll Architecture,

Inc., Toll Brothers Canada USA, Inc., Toll Corp., Toll Brothers Finance Corp., Toll CA Holdings, Inc., Toll Golden Corp., Toll Holdings, Inc., Toll Mid-Atlantic V Corp., Toll Mid-Atlantic LP Company, Inc., Toll NJX-I Corp., Toll Northeast V Corp., Toll Northeast LP Company, Inc., Toll Northeast Building Inc., Toll Northeast Services, Inc., Toll Realty Holdings Corp. I, Toll Realty Holdings Corp. II, Toll Southeast Inc., Toll Southeast LP Company, Inc., Toll VA GP Corp., Toll West Inc., and Upper K Investors, Inc. are incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a “derivative action”), if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Ashford Land Company, First Brandywine Partners, L.P., Hockessin Chase, L.P., Toll DE LP, Toll DE II LP, and Toll Realty Holdings LP.
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.
Byers Commercial LLC, Component Systems I LLC, Component Systems II LLC, Hoboken Land I LLC, Liseter, LLC, Morgan Street JV LLC, Plum Canyon Master LLC, PRD Investors, LLC, Rancho Costera LLC, Shapell Hold Properties No. 1, LLC, Shapell Land Company, LLC, TB Kent Partners LLC, Toll Corners LLC, Toll EB, LLC, Toll Equipment, L.L.C., Toll Hoboken LLC, Toll MA Holdings LLC, Toll MA Land II GP LLC, Toll Mid-Atlantic II LLC, Toll Midwest LLC, Toll Morgan Street LLC, Toll Northeast II LLC, Toll Northeast VIII LLC, Toll Southeast II LLC, Toll Southwest LLC, Toll Southwest II LLC, Toll West Coast LLC, Toll West Coast II LLC, Upper K Investors, LLC, and Upper K-Shapell, LLC are registered under the laws of Delaware.
Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Florida Registrants
Binks Estates Limited Partnership, TBI/Palm Beach Limited Partnership, Toll Estero Limited Partnership, Toll FL Limited Partnership, Toll FL II Limited Partnership, Toll FL III Limited Partnership, Toll FL IV Limited Partnership, Toll FL V Limited Partnership, Toll FL VI Limited Partnership, Toll FL VII Limited Partnership, Toll FL VIII Limited Partnership, Toll FL X Limited Partnership, Toll FL XII Limited Partnership, Toll FL XIII Limited Partnership, Toll Jacksonville Limited Partnership, and Toll Orlando Limited Partnership are registered under the laws of Florida.
Section 620.1303 of the Florida Revised Uniform Limited Partnership Act provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.
Frenchman’s Reserve Realty, LLC, Jacksonville TBI Realty LLC, Mizner Realty, L.L.C., Naples TBI Realty, LLC, Orlando TBI Realty LLC, Tampa TBI Realty LLC, Toll FL I, LLC, Toll FL IV LLC, Toll FL V LLC, and Toll Jupiter LLC are registered under the laws of Florida.
Section 605.0408 of the Florida Revised Limited Liability Company Act provides a limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from certain circumstances enumerated under the Florida Revised Limited Liability Company Act.

Georgia Registrants
Toll GA LP is registered under the laws of Georgia.
Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, provided that he partnership shall not indemnify any person: (a) for intentional misconduct or a knowing violation of law; or (b) for any transaction for which the person received a personal benefit in violation or breach of any provision of the partnership agreement.
Idaho Registrants
TB Realty Idaho LLC and Toll ID I LLC are registered under the laws of Idaho.
Section 30-25-408 of the Idaho Uniform Limited Liability Company Act provides that a limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of certain sections enumerated under the Idaho Uniform Limited Liability Company Act.
Illinois Registrants
Toll IL HWCC, L.P., Toll IL, L.P., Toll IL II, L.P., Toll IL III, L.P., Toll IL IV, L.P., and Toll IL WSB, L.P. are registered under the laws of Illinois.
Section 406 of the Illinois Uniform Limited Partnership Act (2001) provides that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.
Indiana Registrants
Toll IN LLC is registered under the laws of Indiana.
Section 23-18-2-2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company’s operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.
Maryland Registrants
Toll MD AF Limited Partnership, Toll MD Limited Partnership, Toll MD II Limited Partnership, Toll MD III Limited Partnership, Toll MD IV Limited Partnership, Toll MD V Limited Partnership, Toll MD VI Limited Partnership, Toll MD VII Limited Partnership., Toll MD VIII Limited Partnership, Toll MD X Limited Partnership, and Toll MD XI Limited Partnership are registered under the laws of Maryland.
Section 9A-401 of the Maryland Revised Uniform Partnership Act provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.
Long Meadows TBI, LLC, Toll MD I, L.L.C., Toll MD II LLC, Toll MD III LLC, and Toll MD IV LLC are registered under the laws of Maryland.
Section 4A-203 of Maryland’s Corporation and Associations statute provides a limited liability company may indemnify and hold harmless any member, agent or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.
Massachusetts Registrants
CC Estates Limited Partnership, The Bird Estate Limited Partnership, Toll MA Land Limited Partnership, and Toll MA Land III Limited Partnership are registered under the laws of Massachusetts.

Section 19 of Chapter 109 of the Massachusetts General Laws provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the business; provided, however, that if the limited partner participates in the control of the business, he is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.
Toll MA Development LLC, Toll MA Management LLC, Toll MA I LLC, Toll MA II LLC, Toll MA III LLC, and Toll MA IV LLC are registered under the laws of Massachusetts.
Section 8 of the Massachusetts Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Michigan Registrants
HQZ Acquisitions, Inc., The Silverman Building Companies, Inc., and Toll MI VII Corp. are incorporated under the laws of Michigan.
The Michigan Business Corporation Act (the “MBCA”) contains provisions governing the indemnification of directors and officers by Michigan corporations. The MBCA provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.
Toll MI Limited Partnership, Toll MI II Limited Partnership, Toll MI III Limited Partnership, Toll MI IV Limited Partnership, Toll MI V Limited Partnership, and Toll MI VI Limited Partnership are registered under the laws of Michigan.
Section 449.1303 of the Michigan Revised Uniform Limited Partnership Act provides that a limited partner is not liable for the obligations of the limited partnership unless the limited partner is also a general partner or the limited partner takes part in the control of the business.
Arbor Hills Development LLC is registered under the laws of Michigan.
Section 216 of the Michigan Limited Liability Company Act provides that, except as otherwise provided in an operating agreement, a limited liability company may indemnify, hold harmless, and defend a member, manager, or other person from and against any and all losses, expenses, claims, and demands sustained by that person, except that the company may not indemnify the person for liability in connection with the receipt of a financial benefit to which the person is not entitled, voting or assenting to a distribution in violation of the company’s operating agreement or the law, or a knowing violation of the law.
Minnesota Registrants
Toll MN, L.P. and Toll MN II, L.P. are registered under the laws of Minnesota.
Section 321.0303 of the Minnesota Uniform Partnership Act (2001) provides that an obligation of a limited partnership, whether arising in contract, tort, or otherwise, is not the obligation of a limited partner. A limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.
Nevada Registrants
Toll NV GP Corp., and Toll SW Holding I Corp. are incorporated under the laws of Nevada.
Section 78.7502 of Chapter 78 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he: (a) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; or (b) is not liable under Section 78.138 of the Nevada Business Corporation Act. Under that Section, a director or officer is not liable to the corporation unless such person breached their fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law.
Any discretionary indemnification pursuant to Section 78.7502 of Chapter 78 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751 of Chapter 78 of the Nevada Revised Statutes, may be made by the corporation only as authorized in each specific case upon a determination that the indemnification of a director, officer, employee or agent of a corporation is proper under the circumstances. The determination must be made by: (a) the stockholders; (b) the board of directors, by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or (c) independent legal counsel, in a written opinion, if (1) a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or (2) a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.
Coleman-Toll Limited Partnership, and Toll NV Limited Partnership are registered under the laws of Nevada.
Section 88.430 of the Nevada Revised Statutes provides that a limited partner is not liable for the obligations of a limited partnership unless the limited partner is also a general partner and participates in the control of the business.
Toll Henderson LLC, Toll North LV LLC, Toll North Reno LLC, Toll NV GP I LLC, Toll NV Holdings LLC, Toll South LV LLC, Toll South Reno LLC, Toll Sparks LLC, and Toll SW Holding LLC are registered under the laws of Nevada.
Section 86.411 of the Nevada Limited Liability Company Act provides a limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, subject to specific standards and restrictions.
New Jersey Registrants
Estates at Princeton Junction, L.P., Hoboken Land LP, Laurel Creek, L.P., Toll at Westlake, L.P., Toll Grove LP, Toll Hudson LP, Toll Land IV Limited Partnership, Toll Land XI Limited Partnership, Toll Land XVI Limited Partnership, Toll Land XXV Limited Partnership, Toll NJ, L.P., Toll NJ II, L.P., Toll NJ III, L.P., Toll NJ IV, L.P., Toll NJ VI, L.P., Toll NJ VII, L.P., Toll NJ VIII, L.P., Toll NJ XI, L.P., and Toll NJ XII LP are registered under the laws of New Jersey.
Section 42:2A-27 of New Jersey’s Uniform Limited Partnership Law (1976) provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or takes part in the control of the business.
Section 42:2A-67 of New Jersey’s Uniform Limited Partnership Law (1976) provides that a domestic limited partnership may indemnify any general partner made a party to an action in the right of a limited partnership to procure a judgment in its favor by reason of his being or having been a general partner in the limited partnership, against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of the action, or in connection with an appeal therein if the general partner acted in good faith and in a manner the general partner reasonably believed to be in or not opposed to the best interests of the limited partnership.
126-142 Morgan Street Urban Renewal LLC, 1400 Hudson LLC, 1450 Washington LLC, 1451 Hudson LLC, 1500 Garden St. LLC, 352 Marin LLC, 700 Grove Street Urban Renewal LLC, Block 255 LLC, Block 268 LLC, CWG Construction Company LLC, Enclave at Long Valley I LLC, Enclave at Long Valley II LLC, Hoboken Cove LLC, PT Maxwell Holdings, LLC, PT Maxwell, L.L.C., Regency at Denville, LLC, Regency at Washington I LLC, Regency at Washington II LLC, Toll Hamilton LLC, Toll Matawan LLC, Toll NJ I, L.L.C., Toll NJ II, L.L.C., Toll NJ III, LLC, and Toll NJ IV LLC are registered under the laws of New Jersey.
Section 42:2C-38 of the New Jersey Revised Uniform Limited Liability Company Act provides that a limited liability company shall indemnify a company agent against any debt, obligation, expense or other liability incurred by that company agent in the course of the company agent's activities on behalf of the limited liability company or another enterprise at the request of the limited liability company, if, in making the payment or incurring the debt, obligation, expense or other liability, the company agent complied with certain duties set forth in the New Jersey Revised Uniform Limited Liability Company Act.

New York Registrants
Toll at Whippoorwill, L.P., Toll Brooklyn L.P., Toll Land V Limited Partnership, Toll Land VI Limited Partnership, Toll NY L.P., Toll NY III L.P., Toll NY IV L.P., and Toll NY V L.P. are registered under the laws of New York.
Section 115-c of New York Code partnership law provides a limited partnership may indemnify any general partner, made a party to an action in the right of a limited partnership to procure a judgment in its favor by reason of the fact that he, his testator or intestate was a general partner in the limited partnership, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such general partner is adjudged to have breached his duty to the limited partnership.
89 Park Avenue LLC, LL Parcel E, LLC, Toll Land VII LLC, Toll Lexington LLC, Toll NY II LLC, and Toll Van Wyck, LLC are registered under the laws of New York.
Section 420 of the New York Limited Liability Company Law provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member or manager or other person from and against any and all claims and demands whatsoever. However, no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that (i) such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.
North Carolina Registrants
Toll Bros. of North Carolina, Inc. and Toll Bros. of North Carolina II, Inc. are incorporated under the laws of North Carolina.
Section 55-8-51 of the North Carolina General Statutes provides a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  A corporation may not indemnify a director under Section 55-8-51 of the North Carolina General Statutes if the director was adjudged liable to the corporation improperly received by him.
NC Country Club Estates Limited Partnership, Toll at Brier Creek Limited Partnership, Toll NC, L.P., Toll NC II LP, and Toll NC III LP are registered under the laws of North Carolina.
Section 59-303 of the North Carolina General Statutes provides that a limited partner is not liable for the obligations of a limited partnership by reason of being a limited partner and does not become liable for the obligations of a limited partnership by participating in the management or control of the business of the limited partnership.
Section 45 of the North Carolina’s Uniform Limited Partnership Act provides a partner in a registered limited liability partnership is not individually liable, directly or indirectly, including by indemnification, contribution, assessment, or otherwise, for the debts, obligations, and liabilities of, or chargeable to, the registered limited liability partnership that arise from errors, omissions, negligence, malpractice, incompetence, or malfeasance committed by another partner or by an employee, agent, or other representative of the partnership; provided, however, nothing in this Chapter shall affect the liability of a partner of a professional registered limited liability partnership for his or her own errors, omissions, negligence, malpractice, incompetence, or malfeasance committed in the rendering of professional services.
Brier Creek Country Club I LLC, Brier Creek Country Club II LLC, Toll NC I LLC, Toll NC IV LLC, Toll NC Note LLC, and Toll NC Note II LLC are registered under the laws of North Carolina.
Section 57D-3-31 of the North Carolina Limited Liability Company Act provides that a limited liability company must indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability company is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i)

under General Statute 57D-3-21 (relating to duties and standards of conduct of managers), as modified or eliminated by the operating agreement or (ii) otherwise imposed by applicable law.
Pennsylvania Registrants
Toll Bros., Inc. and Toll Brothers Real Estate, Inc. are incorporate under the laws of Pennsylvania.
Section 1741 of the Pennsylvania Business Corporation Law provides that unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
Audubon Ridge, L.P., Broad Run Associates, L.P., Byers Commercial LP, Stone Mill Estates, L.P., Swedesford Chase, L.P., Toll Naval Associates, Toll PA Development LP, Toll PA Management LP, Toll PA, L.P., Toll PA II, L.P., Toll PA III, L.P., Toll PA IV, L.P., Toll PA VI, L.P., Toll PA VIII, L.P., Toll PA IX, L.P., Toll PA X, L.P., Toll PA XI, L.P., Toll PA XII, L.P., Toll PA XIII, L.P., Toll PA XIV, L.P., Toll PA XV, L.P., Toll PA XVI, L.P., Toll PA XVII, L.P., Toll PA XVIII, L.P., and Toll PA XIX L.P. are registered under the laws of Pennsylvania.
Section 8633 of the Pennsylvania Uniform Limited Partnership Act of 2016 provides that a debt, obligation or other liability of a limited partnership is not the debt, obligation or other liability of a limited partner. A limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for a debt, obligation or other liability of the partnership solely by reason of being or acting as a limited partner, even if the limited partner participates in the management and control of the partnership.
Section 8648 of the Pennsylvania Uniform Limited Partnership Act of 2016 provides that a limited partnership shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a general partner, if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of § 8646 of the Pennsylvania Uniform Limited Partnership Act of 2016, § 8649 of the Pennsylvania Uniform Limited Partnership Act of 2016 or § 8654 of the Pennsylvania Uniform Limited Partnership Act of 2016 (relating to management rights, standards of conduct for general partners and limitations on distributions).
Goshen Road Land Company LLC, Hatboro Road Associates LLC, Liseter Land Company LLC, and Toll PA Twin Lakes LLC are registered under the laws of Pennsylvania.
Section 8834 of the Pennsylvania Uniform Limited Liability Company Act of 2016 provides that a debt, obligation or other liability of a limited liability company is solely the debt, obligation or other liability of the company. A member or manager is not personally liable, directly or indirectly, by way of contribution or otherwise, for a debt, obligation or other liability of the company solely by reason of being or acting as a member or manager.
Rhode Island Registrants
Toll RI, L.P. and Toll RI II, L.P. are registered under the laws of Rhode Island.
Chapter 7-13-66 of Rhode Island General Laws provides that subject to any standards and restrictions that are set forth in the partnership agreement, a limited partnership has the power to indemnify and hold harmless any partner or other person from any claims and demands.
Toll Vanderbilt II LLC and Vanderbilt Capital, LLC are registered under the laws of Rhode Island.
Section 7-16-4 of the Rhode Island Limited-Liability Company Act provides subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement, a limited-liability company has the power to indemnify and advance expenses to any member, manager, agent or employee, past or present, to the same extent as a corporation formed under the Rhode Island Business Corporation Act may indemnify any of its directors, officers, employees or agents.

South Carolina Registrants
Toll SC, L.P., Toll SC II, L.P., Toll SC III, L.P., and Toll SC IV, L.P. are registered under the laws of South Carolina.
Section 33-42-430 of South Carolina’s Uniform Limited Partnership Act provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner, or in addition to the exercise of his rights and powers as a limited partner, he takes part in the control of the business.
Texas Registrants
Toll Austin TX LLC, Toll Austin TX II LLC, Toll Austin TX III LLC, Toll BBC LLC, Toll BBC II LLC, Toll Dallas TX LLC, Toll Houston Land LLC, Toll Houston TX LLC, Toll San Antonio TX LLC, and Toll TX Note LLC are registered under the laws of Texas.
Section 101.402 of the Texas Business Organizations Code permits a limited liability company to indemnify a person, pay in advance or reimburse expenses incurred by a person and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. As used in Section 101.402 of the Texas Business Organizations Code, “person” includes a member, manager, or officer of a limited liability company or an assignee of a membership interest in the company.
Utah
TB Realty Utah LLC is registered under the laws of Utah.
Section 408(2) of the Revised Uniform Limited Liability Company Act (which we refer to as the “RULLCA”), provides that a limited liability company must indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person’s: (i) improper distribution as further defined in Section 405 of the RULLCA; (ii) failure to comply with the management requirements for the limited liability company as further defined in Section 407 of the RULLCA; (iii) breach of the duties of loyalty and care to the limited liability company or its members; or (iv) failure to conduct any membership duties consistently with the operating agreement and in good faith and fair dealing. Section 408(3) of the RULLCA provides that in the ordinary course of affairs, a limited liability company may reimburse a person made a party to a proceeding because that person is or was a manager for reasonable expenses, if that person promises to repay the limited liability company if the person ultimately is determined not to be entitled to indemnification. Section 408(4) of the RULLCA provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager of the limited liability company against liability asserted against or incurred by the member or manager in that capacity or arising from that status even if the operating agreement does not eliminate or limit that person’s liability to the limited liability company by reason of bad faith, willful misconduct, or recklessness.
Virginia Registrants
Belmont Land, L.P., Dominion Country Club, L.P., Fairfax Investment, L.P., Loudoun Valley Associates, L.P., South Riding, L.P., Toll Land X Limited Partnership, Toll Land XV Limited Partnership, Toll VA, L.P., Toll VA II, L.P., Toll VA III, L.P., Toll VA IV, L.P., Toll VA V, L.P., Toll VA VI, L.P., Toll VA VII, L.P., and Toll VA VIII, L.P. are registered under the laws of Virginia.
The Virginia Revised Uniform Limited Partnership Act provides a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the business.
Belmont Country Club I LLC, Belmont Country Club II LLC, Dominion Valley Country Club I LLC, Dominion Valley Country Club II LLC, Regency at Dominion Valley LLC, SRLP II LLC, The Regency Golf Club I LLC, The Regency Golf Club II LLC, and Toll VA III, L.L.C. are registered under the laws of Virginia.
Section 13.1-1009 of the Virginia Limited Liability Company Act permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.

West Virginia Registrants
Toll WV GP Corp. is incorporated under the laws of West Virginia.
Section 31D-8-851 of the West Virginia Business Corporation Act provides that a corporation may indemnify an individual made a party to a proceeding because she is or was a director against liability incurred in the proceeding if: (a) she conducted herself in good faith; (b) reasonably believed (i) in the case of conduct in her official capacity with the corporation that her conduct was in its best interest; and (ii) in all other cases, that her conduct was at least not opposed to its best interests; and (c) in case of any criminal proceeding, she had no reason to believe her conduct was wrong. A corporation may not indemnify a director under this section if the director in connection with the proceeding was adjudged liable to the corporation or the director was adjudged liable on the basis that she improperly received a personal benefit.
Toll WV LP is registered under the laws of West Virginia.
West Virginia’s Uniform Limited Partnership Act provides that a limit partner is not liable for the obligations of a limited partnership unless she is a general partner or exercises the rights and powers of a limited partner in addition to taking part in controlling the business.
The Company carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers. We have also entered into individual indemnification agreements with each of our directors.

Item 16. Exhibits

1.1**	Underwriting Agreement.
3.1
Second Restated Certificate of Incorporation of the Registrant, dated September 8, 2005, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q for the quarter ended July 31, 2005.

3.2
Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010.

3.3
Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, as amended, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2011.

3.4
Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, as amended, filed with the Secretary of State of Delaware, is hereby incorporated by reference to Annex B to the Registrant’s definitive proxy statement on Schedule 14A for its 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 2, 2016.

3.5
By-laws of the Registrant, as Amended and Restated June 13, 2023, are hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2023.

4.1	Specimen Common Stock Certificate is hereby incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10-K for the fiscal year ended October 31, 2017.
4.2**	Form of stock certificate for the Preferred Stock of the Registrant.
4.3**	Form of Debt Securities.
4.4**	Form of Warrant Agreement.
4.5**	Form of Warrant Certificate.
4.6**	Form of Guarantee of Debt Securities.
4.7
Indenture for Senior Debt Securities dated as of February 7, 2012, among Toll Brothers Finance Corp., as Issuer, Toll Brothers, Inc. as a Guarantor, the other guarantors party thereto and The Bank of New York Mellon, as Trustee, is hereby incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on February 7, 2012.

4.8	Form of Indenture for Subordinated Debt Securities is hereby incorporated by reference to Exhibit 4.11 to the Registrant’s Form S-3ASR filed on October 29, 2008.
4.9	Form of Indenture for Senior Debt Securities is hereby incorporated by reference to Exhibit 4.13 to the Registrant’s Form S-3ASR filed on November 23, 2011.
5.1*	Opinion of Cravath, Swaine & Moore LLP, New York, New York.
5.2*	Opinion of Timothy J. Hoban, Esq., Senior Vice President and General Counsel.
22*	List of Subsidiary Guarantors
23.1*	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1).
23.2*	Consent of Timothy J. Hoban, Esq., Senior Vice President and General Counsel (included as part of Exhibit 5.2).
23.3*	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm.
24*	Power of Attorney (included in signature pages hereto).
25.1*
Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee for the Indenture for Senior Debt Securities, dated as of February 7, 2012.

25.2*	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee for the form of subordinated debt indenture.
25.3*	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act, as amended, of the trustee for the form of senior debt indenture.
107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Toll Brothers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

TOLL BROTHERS, INC.

By:	/s/ Douglas C. Yearley, Jr.
Douglas C. Yearley, Jr.
Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Douglas C. Yearley, Jr.	Chairman of the Board and Chief Executive Officer
Douglas C. Yearley, Jr.	(Principal Executive Officer)

/s/ Martin P. Connor	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Michael J. Grubb	Senior Vice President and Chief Accounting Officer
Michael J. Grubb	(Principal Accounting Officer)

/s/ Stephen F. East	Director
Stephen F. East

/s/ Christine N. Garvey	Director
Christine N. Garvey

/s/ Karen H. Grimes	Director
Karen H. Grimes

/s/ Derek T. Kan	Director
Derek T. Kan

Signature	Title

/s/ John A. McLean	Director
John A. McLean

/s/ Wendell E. Pritchett	Director
Wendell E. Pritchett

/s/ Judith A. Reinsdorf	Director
Judith A. Reinsdorf

/s/ Katherine M. Sandstrom	Director
Katherine M. Sandstrom

/s/ Paul E. Shapiro	Director
Paul E. Shapiro

/s/ Scott D. Stowell	Director
Scott D. Stowell

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule I of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Registrants (As Listed on Schedule I of
Additional Registrants)

By:	/s/ Douglas C. Yearley, Jr.
Douglas C. Yearley, Jr.
Chief Executive Officer of each Registrant listed on Schedule I of Additional Registrants that is a corporation or limited liability company and Chief Executive Officer of the corporate general partner or corporate managing partner or limited liability company general partner of each Registrant listed on Schedule I of Additional Registrants that is a general or limited partnership
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on March 14, 2024.

*	Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule I of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entity’s corporate general partner in the capacities indicated.

Signature	Title

/s/ Douglas C. Yearley, Jr.	Chief Executive Officer and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants) (Principal Executive Officer)
Douglas C. Yearley, Jr.

/s/ Robert Parahus	President, Chief Operating Officer and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)
Robert Parahus

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer, Assistant Secretary and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants) (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule II of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Registrants (As Listed on Schedule II of
Additional Registrants)

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Robert Parahus, Martin P. Connor, Timothy J. Hoban, and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on March 14, 2024.

*	Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule II of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entity’s corporate general partner in the capacities indicated.

Signature	Title

/s/ Douglas C. Yearley, Jr.	Director (as to corporate Registrants)/Manager (as to limited liability company Registrants (Principal Executive Officer)
Douglas C. Yearley, Jr.

/s/ Robert Parahus	President and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)
Robert Parahus

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule III of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Registrants (As Listed on Schedule III of
Additional Registrants)

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Sean A. Breiner	President, Secretary, Treasurer and Manager (Principal Executive Officer)
Sean A. Breiner

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule IV of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Registrants (As Listed on Schedule IV of
Additional Registrants)

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on March 14, 2024.

*	Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule IV of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entity’s corporate general partner in the capacities indicated.

Signature	Title

/s/ Gary M. Mayo	President, Secretary, Treasurer and Director (as to corporate Registrants)/ Manager (as to limited liability company Registrants) (Principal Executive Officer)
Gary M. Mayo

/s/ Robert Parahus	Director (as to corporate Registrants)/ Manager (as to limited liability company Registrants)
Robert Parahus

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer, Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule V of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

TB Realty Idaho LLC

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on March 14, 2024.

*	Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule V of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entity’s corporate general partner in the capacities indicated.

Signature	Title

/s/ Douglas C. Yearley, Jr.	Chief Executive Officer and Manager
Douglas C. Yearley, Jr.

/s/ Robert Parahus	President, Chief Operating Officer, and Manager
Robert Parahus

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer, Assistant Secretary and Manager (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

/s/ Brian Wulfestieg	Vice President and Manager
Brian Wulfestieg

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, ESE Consultants, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

ESE Consultants, Inc.

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Robert N. McCarron	President and Director (Principal Executive Officer)
Robert N. McCarron

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Robert Parahus	Director
Robert Parahus

/s/ Timothy Gibbon	Vice President, Secretary, Treasurer and Director
Timothy Gibbon

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Toll Architecture, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Toll Architecture, Inc.

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ John G. Mangano	President, Secretary, Treasurer and Director (Principal Executive Officer)
John G. Mangano

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

/s/ Robert Parahus	Director
Robert Parahus

/s/ David R. Ruggles	Director
David R. Ruggles

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Toll Architecture I, P.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Toll Architecture I, P.A.

By:	/s/ Brian A. Morgan
Brian A. Morgan
President, Secretary and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Brian A. Morgan	President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Brian A. Morgan

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Toll Northeast Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Toll Northeast Services, Inc.

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Robert Parahus	President (Principal Executive Officer)
Robert Parahus

/s/ Joseph R. DeSanto	Senior Vice President, Secretary and Director
Joseph R. DeSanto

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, Assistant Secretary and Director (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Frenchman’s Reserve Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Frenchman’s Reserve Realty, LLC

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Alexander Martin	President and Manager (Principal Executive Officer)
Alexander Martin

/s/ Mark Smietana	Secretary, Treasurer and Manager
Mark Smietana

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Jacksonville TBI Realty LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Jacksonville TBI Realty LLC

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Gregory S. Netro	President and Manager (Principal Executive Officer
Gregory S. Netro

/s/ Kelly Hofelt	Secretary, Treasurer and Manager
Kelly Hofelt

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Mizner Realty, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Mizner Realty, L.L.C.

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Robert Parahus	President, Secretary, Treasurer and Manager (Principal Executive Officer)
Robert Parahus

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Orlando TBI Realty LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Orlando TBI Realty LLC

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Brock O. Fanning	President and Manager (Principal Executive Officer)
Brock O. Fanning

/s/ Lynda Stephens	Secretary, Treasurer and Manager
Lynda Stephens

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Naples TBI Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Naples TBI Realty, LLC

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Brock O. Fanning	President and Manager (Principal Executive Officer)
Brock O. Fanning

/s/ Maryann F. Sbraga	Secretary, Treasurer and Manager
Maryann F. Sbraga

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, Tampa TBI Realty LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Upper Dublin, Commonwealth of Pennsylvania, on March 14, 2024.

Tampa TBI Realty LLC

By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, Chief Accounting Officer and Assistant Secretary
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas C. Yearley, Jr., Martin P. Connor, Timothy J. Hoban, Kevin J. Coen and Michael J. Grubb, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 2024.

Signature	Title

/s/ Brian E. O’Hara	President and Manager (Principal Executive Officer)
Brian E. O’Hara

/s/ Lynda Stephens	Secretary, Treasurer and Manager
Lynda Stephens

/s/ Martin P. Connor	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

Schedule I of Additional Registrants
Exact Name of Registrant as Specified in its Charter
Dominion III Corp.
First Brandywine Investment Corp. IV
First Huntingdon Finance Corp.
HQZ Acquisitions, Inc.
Porter Ranch Development Co
PRD Investors, Inc.
Shapell Homes, Inc.
Shapell Industries, Inc.
TB Proprietary Corp.
The Silverman Building Companies, Inc.
Toll Bros. of Arizona, Inc.
Toll Bros. of North Carolina, Inc.
Toll Bros. of North Carolina II, Inc.
Toll Bros., Inc.
Toll Brothers AZ Construction Company
Toll Brothers Canada USA, Inc.
Toll Brothers Finance Corp.
Toll Brothers Real Estate, Inc.
Toll CA Holdings, Inc.
Toll Corp.
Toll Golden Corp.
Toll Holdings, Inc.
Toll Mid-Atlantic V Corp.
Toll Mid-Atlantic LP Company, Inc.
Toll MI VII Corp.
Toll NJX-I Corp.
Toll Northeast Building Inc.
Toll Northeast V Corp.
Toll Northeast LP Company, Inc.
Toll Realty Holdings Corp. I
Toll Realty Holdings Corp. II
Toll Southeast Inc.
Toll Southeast LP Company, Inc.
Toll VA GP Corp.
Toll West Inc.
Toll WV GP Corp.
Upper K Investors, Inc.
Ashford Land Company, L.P.
Audubon Ridge, L.P.
Belmont Land, L.P.
Binks Estates Limited Partnership
The Bird Estate Limited Partnership
Broad Run Associates, L.P.
Byers Commercial LP
CC Estates Limited Partnership
Dominion Country Club, L.P.
Fairfax Investment, L.P.
First Brandywine Partners, L.P.
Hockessin Chase, L.P.
Loudoun Valley Associates, L.P.
NC Country Club Estates Limited Partnership
Sorrento at Dublin Ranch I LP
Sorrento at Dublin Ranch III LP

Schedule I of Additional Registrants (continued)
Exact Name of Registrant as Specified in its Charter

South Riding, L.P.
Southport Landing Limited Partnership
Stone Mill Estates, L.P.
Swedesford Chase, L.P.
TBI/Palm Beach Limited Partnership
Toll at Brier Creek Limited Partnership
Toll at Whippoorwill, L.P.
Toll Brooklyn L.P.
Toll Brothers AZ Limited Partnership
Toll CA, L.P.
Toll CA II, L.P.
Toll CA III, L.P.
Toll CA IV, L.P.
Toll CA V, L.P.
Toll CA VI, L.P.
Toll CA VII, L.P.
Toll CA VIII, L.P.
Toll CA IX, L.P.
Toll CA X, L.P.
Toll CA XI, L.P.
Toll CA XII, L.P.

Toll CA XIX, L.P.
Toll CA XX, L.P.
Toll CO, L.P.
Toll CO II, L.P.
Toll CO III, L.P.
Toll CT Limited Partnership
Toll CT II Limited Partnership
Toll CT III Limited Partnership
Toll CT IV Limited Partnership
Toll DE LP
Toll DE II LP
Toll-Dublin, L.P.
Toll Estero Limited Partnership
Toll FL Limited Partnership
Toll FL II Limited Partnership
Toll FL III Limited Partnership
Toll FL IV Limited Partnership
Toll FL V Limited Partnership
Toll FL VI Limited Partnership
Toll FL VII Limited Partnership
Toll FL VIII Limited Partnership
Toll FL X Limited Partnership
Toll FL XII Limited Partnership
Toll FL XIII Limited Partnership
Toll GA LP
Toll IL HWCC, L.P.
Toll IL, L.P.
Toll IL II, L.P.
Toll IL III, L.P.
Toll IL IV, L.P.
Toll IL WSB, L.P.
Toll Jacksonville Limited Partnership

Schedule I of Additional Registrants (continued)
Exact Name of Registrant as Specified in its Charter

Toll Land V Limited Partnership
Toll Land VI Limited Partnership
Toll Land X Limited Partnership
Toll Land XV Limited Partnership
Toll Land XVIII Limited Partnership
Toll Land XIX Limited Partnership
Toll Land XX Limited Partnership
Toll Land XXII Limited Partnership
Toll Land XXIII Limited Partnership
Toll MA Land Limited Partnership
Toll MA Land III Limited Partnership
Toll MD AF Limited Partnership
Toll MD Limited Partnership
Toll MD II Limited Partnership
Toll MD III Limited Partnership
Toll MD IV Limited Partnership
Toll MD V Limited Partnership
Toll MD VI Limited Partnership
Toll MD VII Limited Partnership
Toll MD VIII Limited Partnership
Toll MD X Limited Partnership
Toll MD XI Limited Partnership
Toll MI Limited Partnership
Toll MI II Limited Partnership
Toll MI III Limited Partnership
Toll MI IV Limited Partnership
Toll MI V Limited Partnership
Toll MI VI Limited Partnership
Toll MN, L.P.
Toll MN II, L.P.
Toll Naval Associates
Toll NC, L.P.
Toll NC II LP
Toll NC III LP
Toll NY L.P.
Toll NY III L.P.
Toll NY IV L.P.
Toll NY V L.P.
Toll Orlando Limited Partnership
Toll PA, L.P.
Toll PA II, L.P.
Toll PA III, L.P.
Toll PA IV, L.P.
Toll PA VI, L.P.
Toll PA VIII, L.P.
Toll PA IX, L.P.
Toll PA X, L.P.
Toll PA XI, L.P.
Toll PA XII, L.P.
Toll PA XIII, L.P.
Toll PA XIV, L.P.
Toll PA XV, L.P.
Toll PA XVI, L.P.

Schedule I of Additional Registrants (continued)
Exact Name of Registrant as Specified in its Charter

Toll PA XVII, L.P.
Toll PA XVIII, L.P.
Toll PA XIX, L.P
Toll PA Development LP
Toll PA Management LP
Toll Realty Holdings LP
Toll RI, L.P.
Toll RI II, L.P.
Toll SC, L.P.
Toll SC II, L.P.
Toll SC III, L.P.
Toll SC IV, L.P.
Toll Stonebrae LP
Toll VA, L.P.
Toll VA II, L.P.
Toll VA III, L.P.
Toll VA IV, L.P.
Toll VA V, L.P.
Toll VA VI, L.P.
Toll VA VII, L.P.
Toll VA VIII, L.P.
Toll WV, L.P.
Toll YL II, LP
89 Park Avenue LLC
Arbor Hills Development LLC
Arbors Porter Ranch, LLC
Block 268 LLC
Byers Commercial LLC
Component Systems I LLC
Component Systems II LLC
Goshen Road Land Company LLC
Hatboro Road Associates LLC
Hoboken Land I LLC
Liseter Land Company LLC
Liseter, LLC
LL Parcel E, LLC
Long Meadows TBI, LLC.
Placentia Development Company LLC
Plum Canyon Master LLC
PRD Investors, LLC
Rancho Costera LLC
Regency at Dominion Valley LLC
Shapell Hold Properties No. 1, LLC
Shapell Land Company, LLC
SRLP II LLC
TB Kent Partners LLC
TB Realty Utah LLC
Toll Aster CA LLC
Toll Austin TX LLC
Toll Austin TX II LLC
Toll Austin TX III LLC
Toll BBC LLC
Toll BBC II LLC

Schedule I of Additional Registrants (continued)
Exact Name of Registrant as Specified in its Charter

Toll CA I LLC
Toll CA III LLC
Toll CA Note II LLC
Toll CO I LLC
Toll Corners LLC
Toll Dallas TX LLC
Toll-Dublin, LLC
Toll Equipment, L.L.C.
Toll FL I, LLC
Toll FL IV LLC
Toll FL V LLC
Toll Glastonbury LLC
Toll Houston Land LLC
Toll Houston TX LLC
Toll ID I LLC
Toll IN LLC
Toll Jupiter LLC
Toll Land VII LLC
Toll Lexington LLC
Toll MA I LLC
Toll MA II LLC
Toll MA III LLC
Toll MA IV LLC
Toll MD I, L.L.C.
Toll MD II LLC
Toll MD III LLC
Toll MD IV LLC
Toll Mid-Atlantic II LLC
Toll MA Development LLC
Toll MA Holdings LLC
Toll MA Land II GP LLC
Toll MA Management LLC
Toll Midwest LLC
Toll NC I LLC
Toll NC IV LLC
Toll NC Note LLC
Toll NC Note II LLC
Toll Northeast II LLC
Toll Northeast VIII LLC
Toll NY II LLC
Toll PA Twin Lakes LLC
Toll Prasada LLC
Toll San Antonio TX LLC
Toll Southeast II LLC
Toll Southwest LLC
Toll Southwest II LLC
Toll TX Note LLC
Toll VA III, L.L.C.
Toll Van Wyck, LLC
Toll Vanderbilt II LLC
Vanderbilt Capital, LLC
Toll West Coast LLC
Toll West Coast II LLC
Upper K Investors, LLC
Upper K-Shapell, LLC

Schedule II of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Estates at Princeton Junction, L.P.
Hoboken Land LP
Laurel Creek, L.P.
Toll at Westlake, L.P.
Toll Grove LP
Toll Hudson LP
Toll Land IV Limited Partnership
Toll Land XI Limited Partnership
Toll Land XVI Limited Partnership
Toll Land XXV Limited Partnership
Toll NJ, L.P.
Toll NJ II, L.P.
Toll NJ III, L.P.
Toll NJ IV, L.P.
Toll NJ VI, L.P.
Toll NJ VII, L.P.
Toll NJ VIII, L.P.
Toll NJ XI, L.P.
Toll NJ XII LP
126-142 Morgan Street Urban Renewal LLC
352 Marin LLC
700 Grove Street Urban Renewal LLC
1400 Hudson LLC
1451 Hudson LLC
1450 Washington LLC
1500 Garden St. LLC
Block 255 LLC
CWG Construction Company LLC
Enclave at Long Valley I LLC
Enclave at Long Valley II LLC
Hoboken Cove LLC
Morgan Street JV LLC
PT Maxwell Holdings, LLC
PT Maxwell, L.L.C.
Regency at Denville, LLC
Regency at Washington I LLC
Regency at Washington II LLC
Toll EB, LLC
Toll Hamilton LLC
Toll Hoboken LLC
Toll Matawan LLC
Toll Morgan Street LLC
Toll NJ I, L.L.C.
Toll NJ II, L.L.C.
Toll NJ III, LLC
Toll NJ IV LLC

Schedule III of Additional Registrants
Exact Name of Registrant as Specified in its Charter
Belmont Country Club I LLC
Belmont Country Club II LLC
Brier Creek Country Club I LLC
Brier Creek Country Club II LLC
Dominion Valley Country Club I LLC
Dominion Valley Country Club II LLC
The Regency Golf Club I LLC
The Regency Golf Club II LLC

Schedule IV of Additional Registrants
Exact Name of Registrant as Specified in its Charter
Toll NV GP Corp.
Toll SW Holding I Corp.
Coleman-Toll Limited Partnership
Toll NV Limited Partnership
Toll Henderson LLC
Toll North LV LLC
Toll North Reno LLC
Toll NV GP I LLC
Toll NV Holdings LLC
Toll SW Holding LLC
Toll South LV LLC
Toll South Reno LLC
Toll Sparks LLC